EXECUTION COPY

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                               AGREEMENT OF LEASE

                                     between

                       680 FIFTH AVENUE ASSOCIATES, L.P.,

                                              as landlord

                                       and

                               CYGNE DESIGN, INC.

                                                as tenant



                            Dated: November 30, 1999



                                    Premises:
                                Entire 24th Floor
                                680 Fifth Avenue
                               New York, New York


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

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

ARTICLE 1. ................................................................... 1
BASIC LEASE INFORMATION AND DEFINITIONS ...................................... 1
     1.01 Basic Lease Information ............................................ 1
     1.02 Other Definitions .................................................. 2
ARTICLE 2 .................................................................... 2
PREMISES; TERM ............................................................... 2
     2.01 Demise ............................................................. 2
     2.02 Term ............................................................... 2
     2.03 Delivery of Premises ............................................... 2
ARTICLE 3 .................................................................... 3
USE; CONDUCT OF BUSINESS ..................................................... 3
     3.01 Use ................................................................ 3
     3.02 No Nuisance ........................................................ 3
     3.03 Delivery Restrictions .............................................. 4
     3.04 Permits ............................................................ 4
     3.05 Environmental ...................................................... 4
ARTICLE 4 .................................................................... 5
RENT ......................................................................... 5
     4.01 Gross Rent ......................................................... 5
     4.02 Base Rent .......................................................... 5
     4.03 Manner of Payment .................................................. 5
     4.04 Illegality ......................................................... 5
     4.05 Occupancy and Transfer Taxes ....................................... 6
ARTICLE 5 .................................................................... 6
INTENTIONALLY DELETED ........................................................ 6
ARTICLE 6 .................................................................... 6
TENANT ELECTRICITY ........................................................... 6
     6.01 Tenant Electricity ................................................. 6
     6.02 Electric Fixtures .................................................. 7
ARTICLE 7 .................................................................... 7
SERVICES AND REPAIRS ......................................................... 7
     7.01 Standard of Operation; Landlord Services ........................... 7
     7.02 Access ............................................................. 8
     7.03 Cleaning ........................................................... 8
     7.04 Service Interruption ............................................... 8
ARTICLE 8 .................................................................... 9
ALTERATIONS .................................................................. 9
     8.01 Alterations ........................................................ 9
     8.02 Tenant's Property ................................................. 11
     8.03 Effect of Landlord's Approval ..................................... 11
     8.04 Survival .......................................................... 11
ARTICLE 9 ................................................................... 11
REPAIRS ..................................................................... 11
     9.01 Repairs by Landlord ............................................... 11
     9.02 Repairs by Tenant ................................................. 11
     9.03 Changes in Facilities ............................................. 12

      9.04 Landlord Access .................................................. 12
ARTICLE 10 .................................................................. 12
COMPLIANCE WITH LAWS ........................................................ 12
     10.01 Compliance with Laws by Tenant ................................... 12
     10.02 Right to Contest ................................................. 13
     10.03 Compliance with Laws by Landlord ................................. 13
ARTICLE 11 .................................................................. 13
RIGHT TO PERFORM TENANT COVENANTS ........................................... 13
     11.01 Right to Perform Tenant Covenants ................................ 13
ARTICLE 12 .................................................................. 13
ASSIGNMENT, MORTGAGING AND SUBLETTING ....................................... 14
     12.01 Assignment; Etc. ................................................. 14
ARTICLE 13 .................................................................. 14
SUBORDINATION ............................................................... 14
     13.01 Subordination .................................................... 14
     13.02 Attornment ....................................................... 15
     13.03 Right to Cure .................................................... 15
ARTICLE 14 .................................................................. 16
BANKRUPTCYT CONDITIONS OF LIMITATION ........................................ 16
     14.01 Bankruptcy ....................................................... 16
     14.02 Default .......................................................... 17
     14.03 Re-entry by Landlord ............................................. 18
     14.04 Damages .......................................................... 18
     14.05 Right to Injunction .............................................. 19
     14.06 Other Remedies ................................................... 20
     14.07 Certain Waivers .................................................. 20
     14.08 No Waiver ........................................................ 20
     14.09 Attorneys' Fees .................................................. 20
     14.10 Late Payments .................................................... 20
ARTICLE 15 .................................................................. 21
QUIET ENJOYMENT ............................................................. 21
     15.01 Quiet Enjoyment .................................................. 21
ARTICLE 16 .................................................................. 21
RULES OF THE BUILDING ....................................................... 21
     16.01 Building Rules ................................................... 21
     16.02 Graphics ......................................................... 21
ARTICLE 17 .................................................................. 21
INSURANCE ................................................................... 21
     17.01 Compliance with Insurance Standards .............................. 21
     17.02 Landlord Insurance ............................................... 22
     17.03 Tenant Insurance ................................................. 22
     17.04 Waiver of Subrogation ............................................ 22
     17.05 Policy Requirements .............................................. 23
ARTICLE 18 .................................................................. 23
NONLIABILITY AND INDEMNIFICATION ............................................ 23
     18.01 Exculpation ...................................................... 23
     18.02 Indemnity ........................................................ 24
     18.03 Limitation of Landlord's Personal Liability ...................... 24
ARTICLE 19 .................................................................. 25
CONDEMNATION ................................................................ 25

     19.01 Condemnation ..................................................... 25
ARTICLE 20 .................................................................. 26
CASUALTY .................................................................... 26
     20.01 Casualty ......................................................... 26
     20.02 Termination Rights ............................................... 26
     20.03 Disclaimer ....................................................... 26
     20.04 RPL ss.226 ....................................................... 27
     20.05 Cooperation ...................................................... 27
     20.06 Arbitration ...................................................... 27
ARTICLE 21 .................................................................. 27
SURRENDER ................................................................... 27
     21.01 Surrender ........................................................ 27
     21.02 Holding-Over ..................................................... 28
ARTICLE 22 .................................................................. 28
ESTOPPEL CERTIFICATES ....................................................... 28
     22.01 Estoppel Certificates ............................................ 28
ARTICLE 23 .................................................................. 29
SECURITY .................................................................... 29
     23.01 Security ......................................................... 29
ARTICLE 24 .................................................................. 29
INTENTIONALLY DELETED ....................................................... 29
ARTICLE 25 .................................................................. 29
INTENTIONALLY DELETED ....................................................... 29
ARTICLE 26 .................................................................. 29
MISCELLANEOUS ............................................................... 29
     26.01 Successors and Assigns ........................................... 29
     26.02 Present Landlord ................................................. 29
     26.03 No Offer ......................................................... 30
     26.04 Inability to Perform ............................................. 30
     26.05 Waiver of Counterclaims and Jury Trial ........................... 30
     26.06 Notices .......................................................... 30
     26.07 Severability ..................................................... 31
     26.08 Amendments ....................................................... 31
     26.09 No Joint Venture ................................................. 31
     26.10 Brokers .......................................................... 31
     26.11 Merger ........................................................... 31
     26.12 Applicable Law ................................................... 31
     26.13 Shoring; No Dedication ........................................... 31
     26.14 Notice of Occurrences ............................................ 32
     26.15 Vaults ........................................................... 32
     26.16 Window Cleaning .................................................. 32
     26.17 Windows .......................................................... 32
     26.18 Consents and Approvals ........................................... 32
     26.19 Development Rights ............................................... 33
     26.20 Business Hours ................................................... 33
     26.21 Confidentiality .................................................. 33
     26.22 Exhibits ......................................................... 33
     26.23 No Recording of Lease ............................................ 33
     26.24 Time is of the Essence ........................................... 33

EXHIBITS
A   Description of Land
B   Floor Plan
C   Building Rules and Regulations
D   Form of Notice of Petition and Petition
E   Stipulation of Settlement

                                    Addendum

                             INDEX OF DEFINED TERMS
Definition                                                       Where Defined
----------                                                       -------------
Additional Charges ............................................  Section  4.01
Alterations ...................................................  Section  8.01
Bankruptcy Code ...............................................  Section 14.01
Base Rent .....................................................  Section  1.01
Brokers .......................................................  Section  1.01
Building ......................................................  Section  1.01
Business Days .................................................  Section 26.20
Business Hours ................................................  Section 26.20
Commencement Date .............................................  Section  1.01
Common Areas ..................................................  Section  2.01
Consent .......................................................  Section 26.18
Expiration Date ...............................................  Section  1.01
Force Majeure .................................................  Section 26.04
Gross Rent ....................................................  Section  4.01
Hazardous Materials ...........................................  Section  3.06
Holidays ......................................................  Section 26.20
Land ..........................................................  Section  1.01
Landlord ......................................................  Section  1.01
Landlord Services .............................................  Section  7.01
Landlord's Agents .............................................  Section  9.02
Legal Requirements ............................................  Section 10.01
Letter of Credit ..............................................  Section 23.01
Payment Dates .................................................  Section  5.03
Premises ......................................................  Section  1.01
Qualified Alteration ..........................................  Section  8.01
Senior Interest Holder ........................................  Section 13.02
Security ......................................................  Section 23.01
Stipulated Rate ...............................................  Section  4.03
Subordinated Mortgage .........................................  Section 13.01
Successor Landlord ............................................  Section 13.02
Tenant ........................................................  Section  1.01
Tenant's Agents ...............................................  Section 10.01
Tenant's Property .............................................  Section  8.03
Term ..........................................................  Section  1.01

                               AGREEMENT OF LEASE

     This AGREEMENT OF LEASE, dated as of November 30, 1999 (this "Lease"), is entered into between Landlord and Tenant, identified and defined below.

     The parties to this Lease hereby agree with each other as follows:

                                    ARTICLE 1
                     BASIC LEASE INFORMATION AND DEFINITIONS

     1.01. Basic Lease Information. The following sets forth the basic data with respect to this Lease and constitute the definitions of the terms used throughout this Lease:

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Defined Term:         Bask Information and Definition:
-------------         --------------------------------
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Landlord:             680 Fifth Avenue Associates, L.P., a New York
                      limited partnership
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Landlord's Address    680 Fifth Avenue
      for Notices:    New York, New York 10019
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                      with a copy to:
                      Kenneth M. Block, Esq.
                      Brown Raysman Millstein Felder & Steiner LLP
                      120 West 45th Street
                      New York, New York 10036
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Tenant:               CYGNE Design, Inc., a Delaware corporation
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Tenant's Address      680 Fifth Avenue
      for Notices:    New York, New York 10019
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Land:                 The land more particularly described on Exhibit A
                      attached hereto.
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Building:             The building located on the Land and having the street
                      address of 680 Fifth Avenue, New York, New York 10019.
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Building Area:        212,675 rentable square feet.
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Premises:             Entire 24th floor, as depicted on Exhibit B
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Premises Area:        6,000 rentable square feet
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Term:                 Term: Commencing on the Commencement Date and ending on
                      December 31, 2000 (the "Expiration Date"), unless sooner
                      terminated in accordance with the terms and conditions of
                      this Lease, and subject to the provisions of Section 2.02.
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Commencement Date:    January 1, 2000.
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Base Rent:            Commencement Date through $300,000.00 per annum
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


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                       the Expiration Date            ($25,000.00 per month)
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Security Deposit:      $50,000.00 in cash or irrevocable letter of credit.
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Brokers:               Insignia/ESG, Inc. (Landlord)
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     1.02 Other  Definitions.  Set forth on the  Addendum  attached  immediately behind the Table of Contents at the front of this Lease, is an index of additional terms used in this Lease. Such terms shall have the respective meanings specified in the Sections of this Lease set forth after such terms; provided, however, that the failure to list on said Addendum any term used in this Lease shall not affect in any way the use of a defined term in this Lease, and any terms defined in this Lease and used herein shall have the meaning so defined. In addition, unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting and shall mean "including, without limitation," "including without being limited to," and words of like import, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement to this Agreement shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable.

                                    ARTICLE 2
                                 PREMISES; TERM

     2.01 Demise. (a) Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, subject to the covenants and agreements contained in this Lease, the Premises, to the extent same are delivered to Tenant in accordance with
Section 2.03(a).

     (b) Tenant shall have, as an appurtenance to the Premises, the nonexclusive right to use, and permit its invitees to use, in common with others the common areas of the Building, and if the portion of the Premises on any floor includes less than the entire floor, the common toilets, corridors and elevator lobby on such floor (collectively, the "Common Areas") but such rights shall always be subject to (i) the rights of Landlord; and (ii) such reasonable rules and regulations from time to time established by Landlord pursuant to Section 16.01.

     2.02 Term. The Term of this Lease shall commence on the Commencement Date, and unless sooner terminated as herein provided, shall terminate on the Expiration Date. Notwithstanding the foregoing, at any time during the Term Landlord may elect to terminate this Lease, in its sole discretion, upon thirty
(30) days notice to Tenant provided, however, Landlord agrees that Tenant may remain in possession of the Premises for a period of thirty (30) days after the Early Expiration Date. In the event that Landlord elects to terminate this Lease, the date which falls sixty (60) days after the date of such notice shall be deemed the "Early Expiration Date", the last day of the Term.

     2.03 Delivery of Premises. (a) Tenant acknowledges the delivery of possession of the Premises.

     (b) Tenant agrees that (i) it enters into this Lease without any representations, warranties or promises by Landlord, its agents, representatives, employees, servants or any other person in respect of the Building or the Premises, (ii) no rights, easements or licenses are acquired by Tenant by implication or otherwise and (iii) Tenant has accepted the Premises "AS IS" in the condition presently existing and the taking of occupancy of the whole or any part of the Premises by Tenant is (A) conclusive evidence, as against Tenant, that Tenant accepts possession of the same and that the Premises so occupied were in good and satisfactory condition at the time such occupancy was so taken, and (B) deemed to be an acknowledgment by Tenant that the Premises are in the condition agreed to by Landlord and Tenant for commencement of the Term hereof. Landlord shall have no obligation to do any work in order to make the Premises suitable and ready for occupancy. Any work to be performed by Tenant shall be subject to compliance with the terms and conditions of this Lease.

     (c) The parties hereto agree that this Article 2 constitutes an express provision as to the time at which Landlord shall deliver possession of the Premises to Tenant, and Tenant hereby waives any rights to rescind this Lease which Tenant might otherwise have pursuant to Section 223-a of the Real Property Law of the State of New York, or pursuant to any other law of like import now or hereafter in force.

                                    ARTICLE 3
                            USE; CONDUCT OF BUSINESS

     3.01 Use. (a) Subject to the remaining provisions of this Section 3.01, Tenant shall use and occupy the Premises during the Term solely for executive office purposes and for no other purposes.

     (b) Tenant covenants and agrees that at all times the business to be conducted at, through and from the Premises and the kind and quality of services to be offered in the conduct thereof will be first-class in every respect and will be in conformity with the highest standards of practice obtained among "Class A" office buildings in the Borough of Manhattan in the City of New York. In no event may the Premises be used for any purposes prohibited in the Rules and Regulations or in any restrictive covenant at any time or from time to time affecting the Building (at Tenant's request in connection with any request for consent in a change in use, Landlord will supply Tenant with any applicable restrictive covenants).

     3.02 No Nuisance. (a) Tenant shall not allow, suffer or permit the Premises or any use thereof to constitute a nuisance or interfere with the safety, comfort or enjoyment of the Building by Landlord or any other occupants of the Building or their customers, invitees or any others lawfully in, upon or about the Building or its environs.

     (b) Tenant shall not use the Building or its environs for the display or sale of merchandise, for performances, for the installation of a platform, stage, speakers, audio-visual equipment or equipment of any sort for promotion or advertising or for any other purpose. Tenant shall prevent objectionable odors, fumes, smoke and vapors, from permeating any part of the Building outside the Premises.

     (c) Tenant recognizes that Landlord has a great interest in securing the Building and its environs outside the Premises from the sounds and/or visual effects and/or from odors, fumes, smoke and vapors which may result from Tenant's operation of its business in the Premises. Accordingly, the requirement set forth in subsections (b) and (c) pertaining to confining sounds and/or visual effects and/or odors, fumes, smoke and vapors is of the essence in this Lease and failure of the Tenant to comply shall constitute a material breach of this Lease, entitling Landlord to exercise all remedies provided hereunder, including without limitation the right to terminate this Lease in accordance with and subject to the provisions of Article 14. In addition to and notwithstanding any other rights and remedies of Landlord under this Lease, and without any grace periods, Landlord shall have the right, in its sole discretion to require Tenant (i) to cease and desist all activities in the Premises directly or indirectly resulting in a violation of this Section 3.02 immediately upon notice of such violation from Landlord, and (ii) to immediately commence cure of such violation at Tenant's expense.

     3.03 Delivery Restrictions. (a) Landlord reserves the right to regulate the activities of tenants in the Building in regard to deliveries and servicing of the Premises including without limitation, activities associated with the freight elevator, and size, type and location of delivery vehicles, and Tenant agrees to abide by any non-discriminatory regulations of Landlord. In addition, between the hours of 9:30 a.m. and 11:00 p.m. Monday through Saturday (except holidays), Tenant shall not use the building passenger elevators or the pedestrian street for deliveries into or out of the Premises. Usage of the freight elevator shall be in accordance with Section 7.01(d) hereof

     (b) Tenant shall not use the elevators for loads in excess of the elevator load capacities. Tenant shall obtain information regarding the load capacities of the elevators from Landlord. In the event Tenant uses any Building elevator to transport a load in excess of that elevator's capacity, and such use results in damage to the elevator, including without limitation the mechanical and electrical systems serving the elevator, Landlord shall repair such elevator and all Landlord's costs and expenses incurred in connection with such repair shall be payable to Landlord by Tenant as Additional Charges.

     3.04 Permits. If any governmental license or any permit, other than a certificate of occupancy for the entire Building and Premises, shall be required for the proper and lawful conduct of Tenant's business or that of any of its subtenants in the Premises and if failure to secure such license or permit would in any way adversely affect Landlord or the Building, then Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same to Landlord for inspection. Tenant shall at all times comply with the terms and conditions of each such license or permit. In no event shall Tenant's failure to procure or maintain such license or permit relieve Tenant from its obligations under this Lease.

     3.05 Environmental. Throughout the Term, Tenant shall not undertake or permit any Environmental Activity to be undertaken in the Premises or Building by Tenant's employees, agents, contractors, invitees or guests other than (i) in compliance with all applicable Legal Requirements and (ii) in such a manner as shall avoid any liability on the part of Landlord and shall keep the Premises, Building and Land free from any lien imposed pursuant to any Legal Requirement in respect of such Environmental Activity. Tenant shall take all necessary steps to ensure that any Environmental Activity undertaken or permitted at the Premises is undertaken in a manner as to provide prudent safeguards against potential risks to human health or the environment. Tenant shall notify Landlord within 24 hours of the release of any Hazardous Materials (as hereinafter defined) from or at the Premises which could form the basis of any claim, demand or action by any party. Landlord shall have the right from time to time to conduct an environmental audit of the Premises and Tenant shall cooperate in the conduct of such environmental audit, at no cost to Tenant unless Tenant violates the provisions of this Section 3.05. If Tenant shall breach the covenants provided in this Section, then, in addition to any other rights and remedies which may be available to Landlord under this Lease or otherwise at law, Landlord may require Tenant to take all actions, or to reimburse Landlord for the costs of any and all actions taken by Landlord, as are necessary or reasonably appropriate to cure such breach. For purposes of this Section, "Environmental Activity" means any use, storage, installation, existence, release, threatened release, discharge, generation, abatement, removal, disposal, handling or transportation from, under, into or on the Premises of (A) any "hazardous substance" as defined in ss.10 1(14) of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.9601(14), as amended; (B) any "hazardous waste" as defined in ss.26-1301(1) of the New York Environmental Conservation Law; (C) asbestos or asbestos containing materials, or PCBs; (D) petroleum, crude oil or any fraction thereof, natural gas or synthetic gas used for fuel; and (E) any additional substances or materials which at such time are classified or considered to be hazardous or toxic under the laws of the State of New York or any other Legal Requirements (the materials described in clauses (A) through
(E), other than properly stored and applied cleaning supplies, above are collectively referred to herein as "Hazardous Materials"). The obligations of Tenant under this Section 3.05 shall survive the expiration or sooner termination of this Lease.

                                    ARTICLE 4
                                      RENT

     4.01 Gross Rent. The "Gross Rent" shall consist of (a) Base Rent and (b) additional charges ("Additional Charges") consisting of all other sums of money that shall become due from and payable by Tenant to Landlord hereunder.

     4.02 Base Rent. (a) The Base Rent shall be payable by Tenant in twelve (12) equal monthly installments in advance on the first day of each calendar month during the Term commencing on the Commencement Date (appropriately prorated in the case of the first installment if the Commencement Date is not the first day of the month) and on the first day of each calendar month thereafter, except that the first month's installment of Base Rent shall be paid upon execution of this Lease.

     4.03 Manner of Payment. (a) Tenant may pay the Gross Rent by unendorsed check, subject to collection, payable to Landlord and drawn on a New York City branch of a bank or trust company located in New York City.

     (b) Tenant covenants to pay all Gross Rent as the same shall become due and payable under this Lease at the times and in the manner provided herein without notice or demand and without set off, abatement, deduction or counterclaim, except as expressly provided in this Lease. Landlord shall have the same rights for default in the payment of Additional Charges as for default in the payment of Base Rent hereunder. If Tenant shall fail to pay any installment of Base Rent or Additional Charges after five (5) days of the date due, Tenant shall pay interest thereon from the date when such Base Rent or Additional Charges became due and payable to the date of Landlord's receipt thereof at a rate per annum (the "Stipulated Rate") equal to the lesser of (i) three percentage points (3%) above the rate from time to time announced by Citibank, N.A. as its "base rate" to be in effect at its principal office in New York, New York or (ii) the maximum rate permitted by applicable law.

     4.04 Illegality. If any of the Gross Rent payable hereunder shall be or become uncollectible, reduced or required to be refunded because of any Legal Requirement, Tenant shall enter into such agreements and take such other actions (without additional expense to Tenant) as Landlord may reasonably request and as may be legally permissible to permit Landlord, during the continuance of such Legal Requirement, to collect the maximum rents as may be legally collectible (and not in excess of the amounts reserved therefor under this Lease). Upon the termination of such Legal Requirement, (a) the Gross Rent shall become and thereafter be payable in accordance with the amounts reserved herein and (b) Tenant shall pay to Landlord upon demand, to the extent legally permissible, an amount equal to (i) the Gross Rent which would have been paid pursuant to this Lease but for such Legal Requirement less (ii) the rents and payments in lieu of rent paid by Tenant during the period in which such Legal Requirement was in effect.

     4.05 Occupancy Taxes.. Tenant shall pay to Landlord upon demand any occupancy tax or tax in lieu thereof related to Tenant' s occupancy of the Premises.

                                    ARTICLE 5
                              INTENTIONALLY DELETED

                                    ARTICLE 6
                               TENANT ELECTRICITY

     6.01 Tenant Electricity. (a) The Premises are separately metered for electricity. Tenant shall pay for the entire supply of electric current to the Premises directly from Consolidated Edison and any other public utility company servicing the Building.

     (b) Landlord shall permit such feeders, risers, wiring, conduit, piping and other electrical facilities serving the Premises to be used by Tenant to the extent available, suitable and safe. Tenant's use of electrical energy shall never exceed the capacity of the then existing feeders to the Building or the risers, conduit, piping or wiring installations therein as properly allocable to the Premises based on usable square foot area of the Premises and at no time shall Tenant's electrical usage exceed that for which the Premises have been designed, which is presently six (6) volt-amps per rentable square foot (connected). Upon Landlord's consent to expand the electrical capacity of the Premises, which consent shall not be unreasonably withheld if, in Landlord's judgment, the same will not (i) create a hazardous condition, (ii) entail excessive repairs or expense to Landlord, (iii) interfere with or disturb other tenants other than to a de minimis extent, (iv) preclude other tenants from proportionately expanding their electrical or (v) violate any Legal Requirement or the provisions of any insurance policy with respect to the Premises or the Building, Landlord shall provide and install additional risers required to supply Tenant's electrical requirements and all other equipment necessary in connection therewith and the reasonable cost thereof shall be paid by Tenant within thirty (30) days after being billed therefor. Landlord may require Tenant to furnish to Landlord such security as Landlord shall reasonably deem necessary to assure payment for any such work prior to Landlord commencing the same.

     (c) Landlord shall have no liability to Tenant for any loss, damage or expense sustained or incurred by reason of any change, failure, inadequacy, unsuitability or defect in the supply or character of the electrical energy furnished to the Premises or if the quantity or character of the electrical energy is no longer available or suitable for Tenant's requirements, except for any actual damage suffered by Tenant by reason of any such failure, inadequacy or defect caused by the gross negligence or willful misconduct of Landlord or Landlord's agents, and then only after actual notice of such failure, inadequacy or defect and, in such event, Tenant, and those claiming by or through Tenant, waive, to the fullest extent permitted by applicable law, any consequential damages resulting therefrom. Tenant shall be responsible for any repair, maintenance or replacement of any electrical panel board, and all wires, conduit, piping and wiring located within and serving the Premises, all at Tenant's expense; provided, however, that Landlord shall perform any repairs to such panelboard, conduit, piping or wiring to the extent same may, in Landlord's reasonable judgment, impact upon Building electrical systems and Tenant shall pay Landlord's reasonable charges for such repairs within thirty (30) days after demand by Landlord.

     6.02 Electric Fixtures. Tenant shall furnish and install, at Tenant's sole expense, all lighting, tubes, lamps, starters, bulbs and ballasts required in the Premises.

                                    ARTICLE 7
                              SERVICES AND REPAIRS

     7.01 Standard of Operation; Landlord Services. Landlord shall operate and maintain the Building in a manner consistent with the standards of other first-class office buildings in the Borough of Manhattan, and, subject to curtailment as required by Legal Requirements, shall furnish to Tenant commencing on the Commencement Date with the following services ("Landlord Services") except as provided below:

          (a) reasonably adequate supplies of (i) cold domestic water and (ii) hot water to the core lavatories on the floor on which the Premises are located, in either case, for ordinary lavatory, cleaning and drinking use;

          (b) heat, ventilation and air conditioning (between May 19 and September 15th only) on Business Days (as defined in Section 26.20) during Business Hours (as defined in Section 26.20); and upon written request by
     Tenant received by Landlord prior to 3:00 P.M. on the Business Day immediately preceding the day for which such service is requested, Landlord shall furnish air conditioning and heating at times other than the times specified above, in which event Tenant shall pay to Landlord Landlord's then established reasonable charge for furnishing such services within thirty (30) days after demand therefor; said air conditioning and heating services shall be provided by a system designed and capable of maintaining, within tolerances normal in first-class office buildings, interior conditions of a maximum of 72F for heating and a minimum of 78F for cooling as per the New York State Energy Conservation Code. The foregoing design conditions shall be based on an occupancy of not more than one (1) person per one (100) square feet within a standard office layout approved by Landlord in accordance with Section 8.01, and combined lighting and standard electrical load not to exceed 5 volt-amps per rentable square foot unless energy and/or water conservation laws or requirements of public authorities, shall mandate for any reduction in operation below said criteria, in which case such equipment shall be operated in accordance therewith. Tenant, at Tenant's sole cost and expense, shall be allowed to install a supplemental air conditioning system (air cooled only) using the southwest window of the Premises as a supply port. It is understood that Landlord at present has no ability to deliver condenser water to the Premises;;

          (c) cleaning service for the Premises, except any portion thereof used for preparing and dispensing of food or beverages (other than pantries), including, without limitation, flues and related equipment, or as computer areas, in accordance with such cleaning specifications as Landlord may adopt for general application to tenants of the Building and communicate on reasonable notice to Tenant which cleaning specifications shall be (i) consistent with the character of the Building as a first-class office building and (ii) implemented on a consistent basis for all such tenants; and

          (d) (i) nonexclusive passenger elevator service to the Premises

     24 hours per day and (ii) freight elevator service to the Premises on a first come-first served basis during the hours of 8:00 A.M. to 10:00 A.M., 10:30 A.M. to 12:00 P.M., 2:00 P.M. to 3:00 P.M., and from 3:30 P.M. to
     4:45 P.M. on Business Days (as defined in Section 26.20) and, at times prior to 8:00 A.M. or after 5:00 P.M. on Business Days or on days other than Business Days, on a reserved basis provided that Tenant pay to Landlord its then established reasonable charge therefor.

     7.02 Access. Subject to the terms and conditions of this Lease, Landlord shall provide Tenant with reasonable access to the Premises on a 24-hour, 365/366-day year basis.

     7.03 Cleaning (a) Landlord's cleaning contractor and its employees shall have access to the Premises, and the use of Tenant's light, power and water therein, at all times, except that such access shall not be made in a manner which would unreasonably interfere with the operation of Tenant's business.

     (b) Landlord shall have the right to cause any area in the Premises used for the storage, preparation, service or consumption of food or beverages (including pantries) to be exterminated for vermin by a reputable extermination contractor selected by Landlord with such frequency as shall be reasonably satisfactory to Landlord and Tenant shall pay the cost thereof (which cost shall be commercially reasonable) to Landlord within thirty (30) days after demand. Tenant shall pay to Landlord within thirty (30) days after demand Landlord's then reasonably established charges for (i) cleaning work in the Premises (not performed by employees of Tenant) or the Building required because of (A) misuse or neglect on the part of Tenant or Tenant's agents, contractors, employees, licensees or invitees, (B) use of portions of the Premises for the storage, preparation, service or consumption of food or beverages (other than pantries), reproduction, data processing or computer operations, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas, (C) interior glass surfaces (except the interiors of exterior Building windows), or (D) increases in frequency or scope in any of the items of cleaning service requested by Tenant; (ii) removal from the Premises and the Building of (A) so much refuse and rubbish of Tenant as shall exceed that normally accumulated in the daily routine of ordinary business office occupancy and (B) all of the refuse and rubbish of any eating facilities requiring special handling; and (iii) additional cleaning work in the Premises or the Building occasioned by after hours use of the Premises on other than an occasional basis.

     7.04 Service Interruption. (a) Subject to Section 26.04(b), Landlord shall not be liable for damages to either person or property nor shall Landlord be deemed to have evicted Tenant nor shall there be any abatement of Gross Rent nor shall Tenant be relieved from performance of any covenant on its part to be performed hereunder by reason of (i) failure by Landlord to furnish Landlord Services due to Force Majeure, (ii) breakdown of equipment or machinery utilized in supplying any Landlord Service or (iii) cessation of any Building Service due to causes or circumstances beyond the boundaries of the Land. Landlord shall use reasonable diligence to make such repairs as may be required to machinery or equipment within the Building to provide restoration of any Building Service and, where the cessation or interruption of such Building Service has occurred due to circumstances or conditions beyond the Land boundaries, to cause the same to be restored by diligent application or request to the provider.

     (b) In addition to any remedies which Landlord may have under this Lease, if Tenant shall default in the payment of any Additional Charges payable pursuant to this Article 7 in respect of additional or overtime services provided by Landlord, then, for so long as such default remains uncured, Landlord shall not be obligated to furnish Tenant any such additional or overtime services.

                                    ARTICLE 8
                                   ALTERATIONS

     8.01 Alterations. (a) Tenant shall not make or allow to be made any alterations or physical additions, including, without limitation, fixtures, to the Premises, other than normal painting, carpeting, wall-coverings and office decorations, (collectively, "Alterations") or place safes, vaults, filing systems, libraries or other heavy furniture or equipment, within the Premises without first obtaining the consent of Landlord, which consent shall not be unreasonably withheld in the case of an Alteration (a "Qualified Alteration") which (i) has no adverse effect on the Building's structure or systems, including, without limitation, the mechanical, electrical, plumbing, HYAC, fire safety, fife protection or elevator systems of the Building (collectively, "Building Systems") (ii) is not visible from the exterior of the Premises; (iii) does not result in a violation of, or require a change in, any certificate of occupancy for the Building; (iv) does not affect any area of the Building outside of the Premises; (v) does not adversely affect the curtain wall of the Building; (vi) does not in Landlord's reasonable judgment, adversely affect the character or value of the Building. Notwithstanding the foregoing, (i) Tenant may perform non-structural alterations estimated to cost less than Twenty Thousand Dollars ($20,000) without Landlord's consent provided said alterations do not adversely affect Building Systems.

     (b) Landlord shall be entitled to retain independent consultants to review the plans and specifications for and the progress of construction of Alterations and to reimbursement from Tenant, within thirty (30) days after request therefor, for all of the reasonable fees of such consultants and other reasonable out-of-pocket costs incurred by Landlord in connection with such proposed Alteration. Tenant shall, prior to commencing any work in the Premises in connection with any Alteration, the nature of which would under good construction industry practice or Legal Requirements involve the preparation of plans and specifications, furnish Landlord with three (3) sets of complete plans and specifications for such work. Landlord agrees to use reasonable efforts to respond to Tenant's request for consent to its plans and specifications for Alterations within (i) ten (10) Business Days after submission thereof to Landlord in the case of the original submission and (ii) five (5) Business Days in the case of any resubmission of disapproved plans. Landlord reserves the right to disapprove any plans and specifications in part, to reserve approval of items shown thereon pending its review and approval of other plans and specifications, and to condition its approval upon Tenant making reasonable revisions to the plans and specifications or supplying additional information. Any disapproval given by Landlord shall be accompanied by a statement of the reason(s) for such disapproval. Any Alterations for which consent has been received shall be performed in accordance with plans and specifications approved by Landlord, and no material amendments or additions thereto shall be made without the prior consent of Landlord, which consent shall be granted or withheld in accordance with the same criteria applied in granting initial consent to the applicable Alterations.

     (c) Tenant agrees that all Alterations shall at all times comply with all Legal Requirements and the Building Rules and Regulations. Tenant, at its expense, shall (i) obtain all necessary municipal and other governmental permits, authorizations, approvals and certificates for the commencement and prosecution of such Alterations and for final approval thereof upon completion,
(ii) deliver copies thereof to Landlord and (iii) cause all Alterations to be performed in a good and first-class workmanlike manner, using new materials and equipment at least equal in quality to a first-class office installation.

     (d) Landlord, at Tenant's expense and upon request of Tenant, shall join in any applications for any permits, approvals or certificates required to be obtained by Tenant in connection with any permitted Alteration (provided that the provisions of the applicable Legal Requirement require that Landlord join in such application) and shall otherwise cooperate with Tenant in connection therewith, provided that if Landlord shall incur any cost or liability in connection therewith, Tenant shall reimburse Landlord for all such reasonable out-of-pocket costs and expenses within ten (10) Business days after receipt of Landlord's invoice therefor.

     (e) Tenant agrees that all Alterations shall be promptly commenced and completed and shall be performed so as not to interfere with the occupancy of any other tenant or delay Landlord in the maintenance, cleaning, repair, safety, management or operation of the Building or the space of any other tenant in the Building, and if any additional expense shall be incurred by Landlord as a result of Tenant's making of any Alterations, Tenant shall pay such reasonable out-of-pocket additional expense within thirty (30) days after demand therefor.

     (f) No Alterations estimated to cost more than $50,000 (as reasonably estimated by Landlord's architect, licensed professional engineer, general contractor or consultant) shall be constructed in any twelve (12) month period
(i) except under the supervision of a licensed architect or licensed professional engineer reasonably satisfactory to Landlord and (ii) prior to Tenant delivering or causing its general contractor or construction manager to deliver to Landlord either (y) a performance bond and a labor and materials payment bond (issued by a surety company reasonably satisfactory to Landlord and licensed to do business in the State of New York) each in an amount equal to one hundred twenty-five percent (125%) of such estimated cost and otherwise in form reasonably satisfactory to Landlord or (z) such other security as shall be reasonably satisfactory to Landlord. Tenant shall keep financial or cost accounting records of all Alterations and shall, within ten (10) Business Days' demand by Landlord, furnish to Landlord copies thereof

     (g) All contractors sought to be retained by Tenant identified in a list to be provided to Landlord, shall be subject to the prior approval of Landlord, which shall not be unreasonably withheld or delayed. Tenant shall not permit the use of any contractors, labor, material or equipment in the performance of any work if such use, in Landlord's judgment (reasonably exercised), will disturb harmony with any trade engaged in performing any other work in and about the
Building or contribute to any labor dispute. Landlord may require the use of designated Building Engineers or Contractors at competitive pricing for specified work which will or may affect any Building Systems (e.g., Class E System).

     (h) Tenant shall indemnify and hold Landlord harmless from and against all costs (including, without limitation, reasonable attorneys' fees and disbursements), losses, liabilities or causes of action arising out of or relating to any Alteration, including, without limitation, any mechanics' or materialmen's liens asserted in connection with such Alteration.

     (i) Should any mechanics' or other liens be filed against the Building or any portion of the Building by reason of Tenant's acts or omissions or because of a claim against Tenant, Tenant shall cause the same to be canceled or discharged of record by bond or otherwise within twenty (20) Business Days after notice from Landlord. If Tenant shall fail to cancel or discharge said lien or liens within said twenty (20) Business Day period, Landlord may cancel or discharge the same and upon Landlord's demand Tenant shall reimburse Landlord for all reasonable costs (including, without limitation, reasonable legal fees and expenses) incurred in canceling or discharging such liens.

     (j) Throughout the making of all Alterations, Tenant, at its expense, shall carry or cause to be carried (i) worker's compensation insurance in statutory limits covering all persons employed in connection with such Alterations, (ii) builder's risk property insurance, completed value form, covering all physical loss (including any loss of or damage to supplies, machinery and equipment) in connection with the making of such Alterations and (iii) commercial general liability insurance, with completed operations endorsement, covering any occurrence in or about the Building in connection with such Alterations, which comprehensive liability insurance policy shall satisfy the requirements of Sections 17.03 and 17.05. Tenant shall be obligated to furnish Landlord with evidence reasonably satisfactory to Landlord that such insurance is in effect before the commencement of such Alterations and, on request, at reasonable intervals thereafter.

     8.02 Tenant's Property. Subject to Section 21.01 hereof, all Alterations shall be and remain part of the Premises and be deemed the property of Landlord except such trade fixtures, furniture and equipment as are installed at the expense of Tenant and which may be removed without material damage to the Premises (collectively, "Tenant's Property"). Tenant may remove Tenant's
Property from the Premises during the Term and Tenant shall repair, or shall reimburse Landlord within thirty (30) days of demand for the reasonable cost of repairing, any damage to the Premises or the Building occasioned by such removal. Any structural repairs or repairs to Building Systems necessitated by the removal of Tenant's Property shall be performed by Landlord and Tenant shall reimburse Landlord for the reasonable cost thereof within thirty (30) days after demand.

     8.03 Effect of Landlord's Anproval. Landlord's approval of plans or specifications or consent to the making of Alterations in the Premises shall not be deemed to be (i) an agreement by Landlord that the contemplated Alterations comply with any Legal Requirements, or the certificate of occupancy for the Building; (ii) an approval of the sufficiency, completeness or effective coordination of the proposed Alteration; or (iii) a waiver by Landlord of compliance by Tenant with any of the other terms of this Lease.

     8.04 Survival. Tenant's obligations under this Article 8 shall survive the expiration or sooner termination of this Lease.

                                    ARTICLE 9
                                     REPAIRS

     9.01 Repairs by Landlord. Landlord shall make all repairs, interior or exterior, structural or non-structural, ordinary or extraordinary, needed to keep the Building (including the Premises and the Building systems) in reasonably good order and repair, excluding, however, repairs which Tenant is obligated to make pursuant to Section 9.02 or the other terms of this Lease. No liability of Landlord to Tenant shall accrue under this Section 9.01 with respect to any repair within the Premises or to any Building System servicing the Premises unless and until Tenant has given notice to Landlord of the specific repair required to be made or of the failure properly to furnish any Landlord's Services and Landlord's failure, subject to Force Majeure, thereafter promptly to remedy the same.

     9.02 Repairs by Tenant. Tenant, at its expense, shall take good care of and maintain the Premises, including, without limitation, (a) the Initial Alterations and any Alterations, (b)the internal air distribution system for the Premises to the point at which same connects to the main distribution duct for the Premises, (c) the internal electrical system servicing the Premises, (d) all plumbing fixtures and lines in and serving the Premises exclusively to the point at which same join the main vertical risers for the Building, (e) the life safety and emergency power systems to the point at which same join the main vertical risers for the Building and (f) Tenant's Property; provided, however, that Tenant shall only be responsible for exterior or structural repairs if the need for same arises out of (i) the making, installation, use, operation or existence of Alterations by or on behalf of Tenant, (ii) the moving of Tenant's Property in or out of the Building or the Premises, (iii) the negligence of Tenant or any other occupant of the Premises or any of Tenant's employees, contractors, agents, licensees or invitees or their manner of use or occupancy of the Premises, subject, however, in the case of fire or other insured casualty, to the waiver set forth in Section 17.04, or
(iv) Tenant's compliance or non-compliance with Legal Requirements in accordance with Section 10.01. Any repairs to the Building or Building Systems (including those elements of the Building Systems described in clauses (a) through (e) above) shall be performed by Landlord at Tenant's expense (including reimbursement of reasonable out-of-pocket costs to Landlord), unless Landlord elects by notice to Tenant to have Tenant perform such repairs. Tenant shall promptly notify Landlord of the need for structural repairs, repairs to the exterior (including exterior glass) of the Building, and/or repairs to any Building Systems which are the responsibility of Tenant. In no event shall Tenant be required to make, be responsible for, or pay for any repairs which are required as a result of the negligent act or negligent omission or willful misconduct of Landlord or Landlord's agents, servants, employees or contractors (collectively, "Landlord's Agents").

     9.03 Changes in Facilities. Landlord reserves the right, at any time and without any liability to Tenant, to make changes in or additions to the Building but not the Premises except as hereinafter provided, including, without limitation, any changes to the Common Areas, as it may deem necessary or desirable provided that (a) any such change does not deprive Tenant of access to the Premises, (b) such change does not materially interfere with the use of or area of the Premises and does not affect the first-class nature of the Building and (c) Landlord uses reasonable efforts to minimize the extent and duration of any interference with the use of the Premises. Landlord may at its expense install and maintain pipes, fans, ducts, shafts, wires and conduits within or through the walls, floors or ceilings of the Premises. Landlord shall use reasonable efforts to minimize any interference with Tenant's use and occupancy thereof as a result of such installation and maintenance.

     9.04 Landlord Access. Except as provided for in Section 7.03, Landlord and Landlord's Agents shall have the right, upon reasonable prior notice to Tenant (except in an emergency, in which case Landlord shall use reasonable efforts to provide such notice as is possible under the circumstances), to enter the Premises to inspect, clean or perform such work as Landlord may reasonably deem necessary or to exhibit the Premises to prospective purchasers, mortgagees or, during the last eighteen (18) months of the Term, tenants, or for any other purpose as Landlord may deem necessary or desirable. Landlord shall use reasonable efforts to minimize the adverse effect on Tenant of any entry by Landlord on the Premises for any reason. Tenant shall not be entitled to any abatement or reduction of Gross Rent by reason of such entry.

                                   ARTICLE 10
                              COMPLIANCE WITH LAWS

     10.01 Compliance with Laws by Tenant. Tenant, at its expense, shall comply with all (a) laws and ordinances and all rules, orders or regulations (present, future, ordinary, extraordinary, foreseen or unforeseen) of any governmental authority or of any insurer with respect to the use and occupancy of the Premises, and (b) covenants, conditions, restrictions, easements and encumbrance affecting the Premises provided same have been delivered to Tenant

(collectively, "Legal Requirements"), and Tenant shall make all improvements (subject to the terms and conditions of Article 8 hereof) which (a) are necessitated by a condition which has been created by, or at the instance of, Tenant (including, without being limited to, any Alterations), (b)are attributable to the use, or manner of use of the Premises, including, without limitation, use as a "place of public accommodation" as defined in the Americans with Disabilities Act, (c) are necessitated by reason of a breach of Tenant's obligations hereunder, or (d) are occasioned, in whole or in part, by any negligence of Tenant or Tenant's Agents, or any person claiming by, through or under Tenant or Tenant's Agents.

     10.02 Right to Contest. Tenant, at its expense, after notice to Landlord, may contest, by appropriate proceedings prosecuted diligently and in good faith, the validity or applicability of any Legal Requirement, provided that: (a) Landlord shall not be subject to civil or criminal penalty or to prosecution for a crime, nor shall the Building or any part thereof be subject to being condemned or vacated, or subject to any lien or encumbrance, by reason of noncompliance or otherwise by reason of such contest; (b) before the commencement of such contest, Tenant shall furnish to Landlord the bond of a surety company reasonably satisfactory to Landlord, in form, substance and amount reasonably satisfactory to Landlord, and shall indemnify Landlord against the cost of such compliance and liability resulting from or incurred in connection with such contest or non-compliance (including the costs and expenses in connection with such contest); (c) such non-compliance or contest shall not constitute or result in any violation of a Superior Mortgage or Superior Lease or if any Senior Interest Holder shall condition such non-compliance or contest upon the taking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the expense of Tenant; and (d) Tenant shall keep Landlord regularly advised as to the status of such proceedings. Landlord shall be deemed subject to prosecution for a crime if Landlord, a Senior Interest Holder or any of their officers, directors, partners, shareholders, agents or employees is charged with a crime of any kind whatever unless such charge is withdrawn five (5) days before such party is required to plead or answer thereto.

     10.03 Compliance with Laws by Landlord. Landlord, at its expense, shall comply with all Legal Requirements applicable to the Premises and the Building which are not the obligation of Tenant pursuant to Section 10.01, but may defer compliance so long as Landlord shall be contesting in good faith by appropriate proceedings the validity or applicability thereof. Landlord may also, but shall not be required to, contest Legal Requirements with which Tenant is required to comply pursuant to Section 10.01.

                                   ARTICLE 11
                        RIGHT TO PERFORM TENANT COVENANTS

     11.01 Right to Perform Tenant Covenants. If Tenant shall fail to perform any of its obligations under this Lease, Landlord may perform the same at the reasonable expense of Tenant (a) immediately and without notice in the case of emergency or in case such failure unreasonably interferes with the use of space by any other tenant in the Building or with the provision of Landlord's Services or may result in a violation of any Legal Requirement and (b) in any other case if such failure continues after ten (10) days from the date of the giving by Landlord to Tenant of notice of Landlord's intention so to perform the same, unless Tenant has commenced and is diligently prosecuting the performance of such obligation. Tenant's obligations under this Section shall survive the expiration or sooner termination of this Lease.

                                   ARTICLE 12

                      ASSIGNMENT, MORTGAGING AND SUBLETTING

     12.01 Assignment: Etc. Neither this Lease nor the term and estate hereby granted, nor any part hereof or thereof, shall be assigned or otherwise transferred, and neither the Premises nor any part thereof shall be subleased or be encumbered in any manner by reason of any act or omission on the part of Tenant without the prior consent of Landlord which may be withheld in Landlord's sole discretion. Transfer of a controlling interest in the stock or other ownership interests of Tenant shall be deemed to be a transfer of this Lease.

                                   ARTICLE 13
                                  SUBORDINATION

     13.01 Subordination. (a) This Lease and Tenant's rights hereunder are subject and subordinate to: (i) all present and future ground leases, operating leases, superior leases, overriding leases and underlying leases and grants of term of the Building or any portion thereof (collectively, including the applicable items set forth in clause (iv) of this subsection (a), "Superior Leases") (ii) all mortgages and building loan agreements, including leasehold mortgages and spreader and consolidation agreements, which may now or hereafter affect all or any portion of the Building or any Superior Lease (collectively, including the applicable items set forth in clauses (iii) and (iv) of this subsection (a), "Superior Mortgages"), whether or not a Superior Mortgage shall also cover other lands or buildings or leases, except that a mortgage on the Land only shall not be a Superior Mortgage so long as there is in effect a Superior Lease which is not subordinate to such mortgage; (iii) each advance made under any Superior Mortgage; and (iv) all renewals, modifications, replacements, substitutions and extensions of any Superior Lease or Superior Mortgage. The provisions of this subsection shall be self-operative and no further instrument of subordination shall be required.

     (b) Tenant shall, within ten (10) days after request therefor, execute and deliver, at its expense, any instrument, in recordable form if requested, that Landlord, any holder of a Superior Mortgage (a "Superior Mortgagee") or any lessor under a Superior Lease (a "Superior Lessor") may reasonably request, from time to time, to evidence and confirm the subordination provided in subsection
(a) of this Section 13.01.

     (c) Any Superior Mortgagee may elect that this Lease shall have priority over the mortgage held by such Superior Mortgagee (such mortgage, upon such election by the applicable Superior Mortgagee, is referred to herein as a "Subordinated Mortgage") and, upon notification by such Superior Mortgagee to Tenant, this Lease shall be deemed to have priority over such Subordinated Mortgage, whether this Lease is dated prior to or subsequent to the date of such Subordinated Mortgage and, to the extent that such an election is made by a Superior Mortgagee, the provisions of Section 13.01 (a) hereof shall not be applicable to such Subordinated Mortgage (except as otherwise provided), but such Superior Mortgagee shall remain a Superior Mortgagee for the purpose of all other provisions of this Lease. Tenant and such Superior Mortgagee shall promptly, upon the notification by such Superior Mortgagee, execute and deliver an instrument in recordable form to evidence and confirm such priority.

     (d) If, in connection with obtaining, continuing or renewing financing for which the Building, the Land or the interest of the lessee under any Superior Lease represents collateral, in whole or in part, the Superior Mortgagee or proposed Superior Mortgagee (including any which may elect that this Lease shall have priority over such Superior Mortgage) shall request reasonable modifications of this Lease as a condition of such financing, Tenant shall not unreasonably withhold its consent thereto, provided that such modifications do not increase Tenant's obligation to pay Base Rent or Additional Charges, shorten or lengthen the Term and do not materially increase any other obligations or materially diminish any other rights of Tenant under this Lease.

     13.02 Attornment. (a) If at any time any Superior Lessor, Superior Mortgagee (each a "Senior Interest Holder") or any other person or the successors or assigns of any of the foregoing (such Senior Interest Holder and any such other person being herein collectively referred to as "Successor Landlord") shall succeed to the rights of Landlord under this Lease, Tenant agrees, at the election and upon the request of any such Successor Landlord, from time to time, fully and completely to attorn to and recognize any such Successor Landlord as Tenant's landlord under this Lease upon the then executory terms of this Lease. The foregoing provisions of this Section 13.02 shall inure to the benefit of any such Successor Landlord, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of the Superior Lease and shall be self-operative upon any such request, and no further instrument shall be required to give effect to said provisions. Upon the request of any such Successor Landlord, Tenant shall execute and deliver, from time to time, instruments reasonably satisfactory to any such Successor Landlord, in recordable form if requested, to evidence and confirm the foregoing provisions of this Section 13.02, acknowledging such attornment and setting forth the terms and conditions of its tenancy.

     (b) Upon such attornment, this Lease shall continue in full force and effect as a direct lease between such Successor Landlord and Tenant upon all of the then executory terms of this Lease except that such Successor Landlord shall not be: (i) liable for any act or omission or negligence of any prior Landlord (other than to cure any default of a continuing nature); (ii) subject to any counterclaim, defense or offset which theretofore shall have accrued to Tenant against any prior Landlord; (iii) bound by the payment of any Base Rent or Additional Charges for more than one month in advance (unless actually received by such Successor Landlord); (iv) bound by any modification or amendment of this Lease unless (A) such modification or amendment shall have been approved in writing by the Senior Interest Holder, of which Tenant has been given notice, through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease or (B) the modification or amendment shall have occurred prior to the creation of such Senior Interest; (v) obligated to construct any improvements or to grant any credit toward the cost of any improvements; (vi) in the event of damage to the Building by fire or other casualty, obligated to repair the Premises or the Building or any part thereof beyond such repair as may be reasonably accomplished from the net proceeds of insurance actually made available to Landlord; or (vii) in the event of partial condemnation, obligated to repair the Premises or the Building or any part thereof beyond such repair as may be reasonably accomplished from the net proceeds of any award actually made available to Landlord as consequential damages allocable to the part of the Premises or the Building not taken. Nothing contained in this Section 13.02 shall be construed to impair any right otherwise exercisable by any such Successor Landlord.

     13.03 Right to Cure. If any act or omission by Landlord shall give Tenant the right, immediately or after the lapse of time, to cancel or terminate this Lease in whole or in part or to claim such cancellation or termination on the basis of a partial or total eviction, Tenant shall not exercise any such right until (a) it shall have given written notice of such act or omission to each Senior Interest Holder whose name and address shall have been previously furnished to Tenant, and (b) a reasonable period for remedying such act or omission shall have elapsed following such notice and following the time when such Superior Mortgagee or Superior Lessor shall have become entitled under such Superior Mortgage, Subordinated Mortgage or Superior

Lease, as the case may be, to remedy the same (which reasonable period shall be not less than sixty (60) days and, if such act or omission is of such a nature that it cannot be completely remedied within such sixty (60) day period, such reasonable period shall be such longer period as may be required provided such Senior Interest Holder shall have within such sixty (60) day period given Tenant notice of its intention to remedy such act or omission, and has commenced and thereafter continues to act upon such intention). It is agreed, however, that if such Senior Interest Holder requires possession of the Premises in order to effect a remedy, then such Senior Interest Holder shall have such further period of time as is necessary to obtain possession in addition to the reasonable period referred to in the preceding sentence, provided such Senior Interest Holder shall give Tenant notice of its intention to obtain possession and remedy such act or omission and shall promptly commence and continue to pursue, through appointment of a receiver or foreclosure, summary proceedings or other procedures,  steps  necessary  to obtain  possession.  For the  purposes of this
Section 13.03, if there shall be more than one Senior Interest Holder, the provisions of this Section 13.03 shall be applicable only to the holder of the Superior Mortgage or the Subordinated Mortgage which constitutes the first mortgage lien on the Building.

                                   ARTICLE 14
                      BANKRUPTCY; CONDITIONS OF LIMITATION

     14.01 Bankruptcy. (a) In the event a petition is filed by or against Tenant under the United States Bankruptcy Code, 11 U.S.C. ss.ss. 101-1330, as amended, or any successor thereto (the "Bankruptcy Code"), Tenant, as debtor and debtor-in-possession, and any trustee who may be appointed, agree to adequately protect Landlord as follows: (i) to pay monthly in advance on the first day of each month as reasonable compensation for use and occupancy of the Premises an amount equal to all Base Rent and Additional Charges due pursuant to this Lease;
(ii) to perform each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed by order of a court of competent jurisdiction; (iii) to determine within sixty (60) days after the filing of such petition whether to assume or to reject this Lease; (iv) to give Landlord at least thirty (30) days' prior written notice, unless a shorter notice period is agreed to in writing by the parties, of any proceeding relating to any assumption or rejection of this Lease; and (v) to do all other things of benefit to Landlord otherwise required under the Bankruptcy Code.

     (b) If Tenant or a trustee elects to reject this Lease subsequent to the filing of a petition under the Bankruptcy Code, or if this Lease is otherwise rejected, Tenant shall immediately vacate and surrender possession of the Premises in accordance with Article 21 hereof.

     (c) If Tenant or a trustee elects to assume this Lease subsequent to the filing of a petition under the Bankruptcy Code, Tenant, as debtor and as debtor-in-possession, and any trustee who may be appointed agree as follows: (i) to cure each and every existing breach by Tenant within not more than ninety
(90) days after assumption of this Lease; (ii) within ninety (90) days of this Lease to compensate Landlord for any actual pecuniary loss resulting from any existing breach, including, without limitation, Landlord's reasonable costs, expenses and attorneys' fees incurred as a result of such breach, as determined by a court of competent jurisdiction; (iii) in the event of an existing breach, to provide adequate assurance of Tenant's future performance, including, without limitation, (A) the deposit of a sum equal to three (3) months' installments of Base Rent to be held to secure Tenant's obligations under the Lease, (B) the production to Landlord of written documentation establishing that Tenant has sufficient present and anticipated financial ability to perform each and every obligation of Tenant under this

Lease, and (C) such additional assurances, in form reasonably acceptable to Landlord, as may be required under any applicable provision of the Bankruptcy Code; (iv) the assumption will not breach any provision of this Lease; and (v) the assumption will be subject to all of the provisions of this Lease unless the prior written consent of Landlord is obtained.

     (d) If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notices of such proposed assignment, setting forth (i) the name and address of such person, (ii) all the terms and conditions of such offer, and
(iii) the adequate assurances to be provided Landlord to assure such person's future performance under the Lease, shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease. The adequate assurance to be provided Landlord to assure the assignee's future performance under the Lease shall include without limitation: (A) the deposit of a sum equal to three (3) months' installments of Base Rent to be held to secure Tenant's obligations under this Lease, (B) a written demonstration that the assignee meets all reasonable financial and other criteria of Landlord as did Tenant and its business at the time of execution of this Lease, including the production of the most recent audited financial statement of the assignee prepared by an independent certified public accountant, (C) use of the Premises in compliance with the terms of Section 3.01 of this Lease, and (D) such additional assurances, in form reasonably acceptable to Landlord, as to all matters identified in any applicable provision of the Bankruptcy Code.

     (e) Neither Tenant nor any trustee who may be appointed in the event of the filing of a petition under the Bankruptcy Code shall conduct or permit the conduct of any "fire," "bankruptcy," "going out of business" or auction sale in or from the Premises.

     14.02 Default. This Lease and the term and estate hereby granted are subject to the limitation that:

     (a) if Tenant shall default in the payment of (i) Base Rent and such default shall continue for a period of five (5) days after Landlord shall have given Tenant a notice specifying such default, or (ii) Additional Charges on any date upon which the same becomes due and any such default shall continue for ten (10) days after Landlord shall have given to Tenant a notice specifying such default, or

     (b) if any policy of insurance carried by or on behalf of Landlord with respect to the Building shall be canceled or rendered void or voidable by reason of the use of the Premises in violation of the restrictions provided in Article 3 or the Rules and Regulations and if Tenant shall fail to cease such use within twenty-four (24) hours after Landlord shall have given Tenant a notice specifying such default, or

     (c) if Tenant shall default in the keeping, observance or performance of any covenant or agreement (other than a default of the character referred to in Sections 14.02(a) and/or 14.02(b)), and if such default shall continue and shall not be cured within thirty (30) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a default which for causes beyond Tenant's reasonable control, cannot with due diligence be cured within such period of thirty (30) days, if Tenant (i) shall not, promptly upon the giving of such notice, advise Landlord of Tenant's intention duly to institute all steps necessary to cure such default or
     (ii) shall not duly institute and thereafter diligently prosecute to completion all steps necessary to cure the same and, in any event, cure such default within ninety (90) days of receipt of Landlord's notice of such default by Tenant, or

     (d) if any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the Term would, by operation of law or otherwise, devolve upon or pass to any person other than Tenant except as is expressly permitted under Article 12 or
     Article 13, or

     (e) if the Premises or any substantial portion thereof shall be abandoned or become vacant for a period of twenty (20) consecutive Business Days, or

     (f) if Tenant shall make an assignment for the benefit of creditors or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any part of Tenant's Property, or

     (g) if, within ninety (90) days after the appointment of any trustee, receiver or liquidator of Tenant or of all or any part of Tenant's Property, without the consent of Tenant, such appointment shall not have been vacated or otherwise discharged, or if any execution or attachment shall be issued against Tenant or any of Tenant's Property pursuant to which the Premises shall be taken or occupied or attempted to be taken or occupied, then, in any of such cases, Landlord shall, in addition to any other remedies available to it at law or in equity, be entitled to give to Tenant a notice of intention to end the Term at the expiration of three (3) days from the date of the giving of such notice, and, in the event such notice is given, this Lease and the Term and estate hereby granted shall terminate upon the expiration of such three (3) days with the same effect as if the last of such three (3) days were the Expiration Date, but Tenant shall remain liable for damages as provided herein or pursuant to law.

     14.03  Re-entry by Landlord.  If this Lease shall  terminate as provided in
Section 14.02, Landlord or Landlord's Agents and servants may immediately or at any time thereafter re-enter into or upon the Premises, or any part thereof in the name of the whole, either by summary dispossess proceedings or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the Premises again as and of its first estate and interest therein. The words "re-enter" and "re-entering" as used in this Lease are not restricted to their technical legal meanings.


     14.04 Damages. In the event of a termination of this Lease, Tenant shall pay to Landlord as damages, at the election of Landlord, either:

     (a) a sum which, at the time of such termination, represents the then present value (employing a discount rate equal to the then current rate of United States Treasury Bills or Notes, as applicable, maturing on the Expiration Date or the next maturity date for such bills or notes occurring after the Expiration
     Date) of the excess, if any of (i) the aggregate of the Base Rent and Additional Charges which would have been payable hereunder by Tenant, had this Lease not terminated, for the period commencing with the day following the date of such termination and ending with the Expiration Date over (ii) the aggregate fair rental value of the Premises for the same period (for the purposes of this subsection (a), the amount of Additional Charges which would have been payable by Tenant under Article 5 shall, for each calendar year ending after such termination, be deemed to be an amount equal to the amount of Tenant's Expense Escalation and Tenant's Tax Payment payable by Tenant for the calendar year and Tax Year, respectively, immediately preceding the calendar year in which such termination shall occur), or

     (b) sums equal to the aggregate Gross Rent which would have been payable by Tenant had this Lease not terminated, payable upon the due dates therefor specified herein until the Expiration Date; provided, however, that if Landlord shall relet all or any part of the Premises for all or any part of the period commencing on the day following the date of such termination and ending on the Expiration Date, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease and re-entering the Premises and securing possession thereof, as well as the expenses of reletting, including altering and preparing the Premises for new tenants, brokers' commissions, and all other expenses properly chargeable against the Premises and the rental therefrom in connection with such reletting, it being understood that any such reletting may be for a period equal to or shorter or longer than said period and that Landlord shall have no obligation to so relet the Premises; provided further that (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, (ii) in no event shall Tenant be entitled, in any suit for the collection of damages pursuant to this subsection (b), to a credit in respect of any net rents from a reletting except to the extent that such net rents are actually received by Landlord, and (iii) if the Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot rentable area basis shall be made of the rent received from such reletting and of the expenses of reletting.

Suit or suits for the recovery of any damages payable hereunder by Tenant, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall require Landlord to postpone suit until the date when the Term would have expired but for such termination. In addition to all remedies set forth in this Article 14 and anywhere else in this Lease, if Tenant shall be in default under this Lease beyond any applicable cure period, then Tenant shall be obligated to repay to Landlord the Base Rent for which Tenant was excused from paying pursuant to Section 4.02 hereof

     14.05 Right to Injunction. In the event of a breach or threatened breach on the part of Tenant with respect to any of the covenants or agreements on the part of or on behalf of Tenant to be kept, observed or performed, Landlord shall also have the right to seek an injunction.

     14.06 Other Remedies. Nothing herein contained shall be construed as limiting or preventing the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. The specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled at any time, and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not herein provided.

     14.07 Certain Waivers. Tenant waives and surrenders all right and privilege which it might have under or by reason of any present or future law to redeem the Premises or to have a continuance of this Lease for the Term after Tenant is dispossessed or ejected therefrom by process of law.

     14.08 No Waiver. Failure of Landlord to declare any default immediately upon its occurrence or delay in taking any action in connection with such default shall not waive such default but Landlord shall have the right to declare any such default at any time thereafter. Any amounts paid by Tenant to Landlord may be applied by Landlord, in its sole discretion, to any items then owing by Tenant to Landlord under this Lease and receipt of a partial payment shall not be deemed to be an accord and satisfaction or waiver of the failure to make full payment.

     14.09 Attorneys' Fees. In the event (i) Landlord places the enforcement of this Lease, or any part thereof, or the collection of any rent due, or to become due, hereunder, or recovery of the possession of the Premises in the hands of an attorney, or files suit upon the same, or (ii) a court of competent jurisdiction finds or declares that Tenant has defaulted in the performance of the terms of this Lease, or is obligated to perform the terms of this Lease in the manner directed by Landlord, Tenant shall reimburse Landlord within ten (10) days after demand therefor for its reasonable attorneys' fees and disbursements and court costs incurred in such proceedings.

     14.10 Late Payments. (a) All sums paid by Landlord and all costs and expenses incurred by Landlord, including attorneys' fees, in connection with the performance of any act that is required to be performed by Tenant, together with interest thereon at an annual rate (the "Lease Interest Rate") equal to six (6) percentage points above the prime commercial lending rate of Citibank, N.A. (or its successors or assigns) charged to its customers of highest credit standing for ninety (90) day unsecured loans, in effect from time to time, from the date of such payment or incurrence by Landlord of such cost and expense, shall constitute additional rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand.

     (b) In the event Tenant shall fail to pay to Landlord Base Rent or and Additional Charges on the first day the same shall be required to be paid to Landlord hereunder (it being agreed that for purposes of this Article 14, the first day that an amount is required to be paid to Landlord hereunder means the first day that such amount is due notwithstanding that a grace period, with or without notice, has been granted; for example, since Base Rent is due on the first day of each month, even though a grace period until the fifth (5th) day of each month has been agreed to prior to the occurrence of a default hereunder, the first day that Base Rent is required to be paid to Landlord hereunder is the first day of each month and said Base Rent is deemed to be due on the first day of each month and overdue from and after the first day of each month if it is not paid to Landlord by the end of the first day of each month), then:

          (i) Tenant shall pay to Landlord interest on such overdue amount of Base Rent and Additional Charges at the Lease Interest Rate from the sixth
     (6th) day such
     overdue amount shall be due, to the date of payment thereof; and

          (ii) In the event that Tenant shall fail to pay any portion of Gross Rent by the date that is ten (10) days after the first day that such amount shall become due and payable, then Tenant shall pay to Landlord an administrative charge equal to six percent (6%) of the overdue amount in the event Landlord is required to provide notices of default or take other action pursuant to Section 14.02(a).

                                   ARTICLE 15
                                 QUIET ENJOYMENT

     15.01 Quiet Enjoyment. Landlord covenants that, so long as Tenant is not in default in the payment or performance of any of its obligations under this Lease beyond any applicable grace period, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises. This covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors and assigns only with respect to breaches which occur during its and their respective ownership of Landlord's interest.

                                   ARTICLE 16
                              RULES OF THE BUILDING

     16.01 Building Rules. Tenant shall comply with, and Tenant shall cause its licensees, employees, contractors, agents and invitees to comply with the rules of the Building (the "Rules and Regulations") reasonably adopted and amended by Landlord from time to time for the safety, care and cleanliness of the Premises and the Building and for preservation of good order therein, all of which shall be communicated by Landlord to Tenant and shall be thereafter carried out and observed by Tenant, its agents, contractors, employees, invitees and licensees. Landlord shall not enforce the rules of the Building in a manner which discriminates against Tenant. The initial rules of the Building are set forth in Exhibit B. If any rule of the Building shall conflict with any provision of this Lease, such provision shall govern.

     16.02 Graphics. No signs, numerals, letters or other graphics shall be used or permitted on the exterior of, or which may be visible from outside, the Premises, unless approved by Landlord in advance of installation.

                                   ARTICLE 17
                                    INSURANCE

     17.01 Compliance with Insurance Standards. Tenant shall not occupy or use the Premises, or permit any portion of the Premises to be occupied or used, for any business or purpose which is unlawful, disreputable or deemed to be hazardous on account of fire or other hazards, or permit anything to be done which would in any way increase the risk of fire or other hazards, or permit anything to be done which would in any way increase the rate of fire or liability or any other insurance coverage on the Building or Building and/or its contents. Landlord shall not be liable for the acts or omissions of other tenants or parties which are in violation of the provisions of this Section.

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

     17.02 Landlord Insurance. (a) Landlord shall obtain and keep in full force and effect insurance against loss or damage by fire and other casualty to the Building including the Initial Alterations as may be insurable under then available standard forms of "all-risk" insurance policies, in an amount at least equal to the full replacement value thereof with such commercially reasonable deductible(s) as may be determined by Landlord in its reasonable discretion. Tenant shall notify Landlord of the completion of any such Alterations and of the cost thereof, and shall maintain adequate records with respect to such Alterations to facilitate the adjustment of any insurance claims with respect thereto. Tenant shall cooperate with Landlord and Landlord's insurance companies in the adjustment of any claims for any damage to the Building or such Alterations.

     (b) Landlord shall have the right to satisfy its obligations under subsection (a) of this Section 17.02 by means of any so-called blanket policy or policies of insurance covering the Building and other properties of Landlord or its affiliates.


     17.03 Tenant Insurance. (a) Tenant, at Tenant's sole cost and expense, shall obtain and keep in full force and effect insurance against loss or damage by fire and other casualty to Tenant's Property and to the Premises under then available standard forms of "all-risk" insurance policies, in an amount equal to one hundred percent (100%) of the replacement value thereof, with such commercially reasonable deductible(s) as may be determined by Tenant in its reasonable discretion.

     (b) Tenant, at Tenant's sole cost and expense, shall obtain and maintain in full force and effect throughout the Term a commercial general liability insurance policy (ISO form or equivalent) insuring Tenant and naming Landlord and, at Landlord's request, any Senior Interest Holder and any managing agent of Landlord as additional insured(s), against any liability for bodily injury, death or property damage occurring on or about the Premises, with limits of liability of not less than $1,000,000 with respect to bodily injury and property damage arising from any one occurrence and $2,000,000 from the aggregate of all occurrences within each policy year. Such policy shall include a provision that such aggregate limit shall apply separately at the Premises. In addition, Tenant shall carry umbrella limits not less than $2,000,000 per occurrence for a total liability limit of $3,000,000.

     (c) Tenant shall not carry separate or additional insurance with respect to the risks covered by the insurance required by this Article 17, concurrent in form or contributing in the event of any loss or damage with any insurance required to be obtained by Landlord under this Lease. Tenant may carry any insurance coverage required of it hereunder pursuant to blanket policies of insurance so long as the coverage afforded Landlord and the other named insureds thereunder shall not be less than the coverage which would be provided by direct policies.

     17.04 Waiver of Subrogation. The parties hereto (a) shall use all reasonable efforts to procure an appropriate clause in, or endorsement on, any all-risk insurance covering the Premises, the Building and personal property, fixtures and equipment located thereon or therein, pursuant to which the insurance companies issuing same waive subrogation or consent to a waiver of right of recovery, and (b) subject to obtaining such clause or endorsement of waiver of subrogation or consent to a waiver of right of recovery, hereby agree not to make any claim against or seek to recover from the other for any loss or damage to its property or the property of others resulting from fire or other hazards covered by such fire and extended coverage insurance; provided, however, that the release, discharge, exoneration and covenant not to sue herein contained shall be limited by and coextensive with the terms and provisions of the waiver of subrogation clause or endorsement or clause or endorsement consenting to a waiver of right of recovery. If either party shall be unable to obtain the inclusion of such waiver of subrogation or consent to waiver clause even with the payment of an additional premium, then such party shall attempt to name the other party as an additional insured (but not a loss payee) under the policy. Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for damage to, Tenant's Property, that Landlord shall not be responsible for damage to, any Alterations caused by Tenant, and that Landlord shall not carry insurance against, or be responsible for any loss suffered by Tenant due to, interruption of Tenant's business.

     17.05 Policy Requirements. (a) The insurance required to be obtained by Tenant under this Article: (i) shall be issued by an insurance company of recognized reputability licensed to do business in the State of New York, which is rated A-X or better by Best's Key Rating Guide, and (ii) shall be primary and not be concurrent in form or contributing with any other coverage which Tenant or Landlord may carry.

     (b) Neither the issuance of any insurance policy required under this Lease, nor the minimum limits specified herein with respect to Tenant's insurance coverage, shall be deemed to limit or restrict in any way Tenant's liability arising under this Lease. The dollar amounts set forth in this Article shall be subject to review by Landlord from time to time during the term and may be increased by Landlord acting reasonably in accordance with the requirements imposed by landlords from time to time at first-class office Buildings.

     (c) With respect to each insurance policy required to be obtained by Tenant under this Article, on or before the Commencement Date, Tenant shall deliver to Landlord satisfactory evidence that such insurance is in effect and satisfies the requirements of this Article, together with evidence of payment of all applicable premiums. By no later than thirty (30) days prior to the expiration of any required policy Tenant shall provide to Landlord reasonably satisfactory evidence of renewal or replacement of such insurance policy. Each insurance policy required to be carried hereunder by or on behalf of Tenant shall provide (and any certificate evidencing the existence of each such insurance policy shall certify) that such insurance policy shall not be canceled or modified unless Landlord shall have received ten (10) days' prior written notice of such cancellation or modification. Landlord shall have the right to require Tenant to obtain a certified summary of the coverage afforded by any required policy and shall not be limited to accepting a certificate of insurance.

                                   ARTICLE 18
                        NONLIABILITY AND INDEMNIFICATION

     18.01 Exculpation. (a) Except for such liability as may be imposed by law for gross negligence or willful misconduct of Landlord or Landlord's agents, neither Landlord nor any Senior Interest Holder, nor any of their agents, officers, directors, shareholders, partners or principals (disclosed or undisclosed) shall be liable to Tenant or Tenant's agents, employees, contractors, invitees or licensees or any other occupant of the Premises in connection with any injury to Tenant or to any other person or for any damage to, or loss (by theft or otherwise) of, any of Tenant's Property or of the property of Tenant or any other person arising from or in connection with the use by Tenant or such other person of the Premises or the Building, irrespective of the cause of such injury, damage or loss, it being understood that no property, other than such as might normally be brought upon or kept in the Premises as incidental to the reasonable use of the Premises for the purposes herein permitted will be brought upon or be kept in the Premises. Any employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant's agent with respect to such property and neither

Landlord nor any Senior Interest Holder nor their respective agents shall be liable for any loss of or damage to any such property by theft or otherwise.

     (b) Except for such liability as may be imposed by law for the negligence or willful acts of Landlord or Landlord's Agents or for the breach by Landlord of any term of this Lease to be performed by Landlord, no (i) performance by Landlord, Tenant or others of any repairs or Alterations in or to the Building or Premises, (ii) failure of Landlord or others to make any such repairs or Alterations, (iii) damage to the Building Systems or equipment, Premises or the property of Tenant, (iv) injury to any persons caused by other tenants or persons in the Building or by operations in the construction of any private, public or quasi-public work, or by any other cause, (v) latent defect in the Building, Building Systems or equipment or Premises, (vi) diminution or shutting off of light, air or view by any structure which may be erected on lands in the vicinity of the Building or (vii) inconvenience or annoyance to Tenant or injury to or interruption of Tenant's business by reason of anything referred to in the foregoing subsections (i) through (vi), shall impose any liability on Landlord to Tenant. No representation, guaranty or warranty is made that the communications or security systems, devices or procedures of the Building or Building will be effective to prevent injury to Tenant or any other person or damage to, or loss (by theft or otherwise) of, any of the property of Tenant or the property of any other person, and Landlord reserves the right to discontinue or modify at any time such communications or security systems or procedures without liability to Tenant.

     18.02 Indemnity. To the fullest extent permitted by applicable law, Tenant hereby agrees to indemnify and hold harmless Landlord, each Senior Interest Holder and any managing agent of Landlord, and their respective agents, officers, directors, shareholders, partners and principals, from and against any and all claims, losses, actions, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees and disbursements) that arise out of or in connection with (a) the possession, use, occupancy, management, repair, maintenance or control of the Premises, or any portion thereof, or the business conducted by Tenant in the Premises, or (b) any Alteration to any portion of the Premises or the Building made by or for Tenant or any occupants of the Premises, or (c) any willful or negligent act or omission of Tenant or anyone for whom Tenant is responsible, or (d) any default, breach, violation or nonperformance of this Lease by Tenant or any subtenant of Tenant or any officer, employee, agent or contractor of Tenant or any subtenant of Tenant, or (e) any Environmental Activity by Tenant or anyone for whom Tenant is responsible at the Building, or (f) any injury or death to individuals or damage to property sustained on or about the Premises; provided, however, that nothing contained in this Section shall obligate Tenant to indemnify Landlord from any claim, loss, damage, liability or expense resulting solely from the gross negligence or willful misconduct of Landlord or Landlord's Agents. Tenant shall, at its own cost and expense, upon notice thereof from Landlord defend any and all actions, suits and proceedings which may be brought against any one or more of the aforesaid parties with respect to the foregoing or in which any one or more of the aforesaid parties may be impleaded. Tenant shall pay, satisfy and discharge any and all final money judgments which may be recovered against Landlord in connection with the foregoing. The general liability insurance policy required by Section 17.03(b) hereof shall also cover Tenant for liability assumed by contract, specifically including clause (I) of this Section 18.02. The obligations of Tenant under this Section 18.02 shall survive the expiration or sooner termination of this Lease.

     18.03 Limitation of Landlord's Personal Liability. Tenant shall look solely to Landlord's interest in the Building for the recovery of any judgment against Landlord, and if Landlord is a partnership, its partners, whether general or limited, or if Landlord is a corporation, its directors, officers or shareholders, shall not be personally liable for any such judgment. The foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors or assigns or to maintain any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of insurance maintained by Landlord. Any lien obtained to enforce any such judgment and any levy of execution on such judgment shall be subject and subordinate to any Superior Mortgage.

                                   ARTICLE 19
                                  CONDEMNATION

     19.01 Condemnation. (a) If there shall be a total taking of the Premises or a Constructive Total Taking (as defined in this Section 19.01) of the Building in condemnation proceedings or by any right of eminent domain or by conveyance in lieu thereof, this Lease and the Term and estate hereby granted shall forthwith cease and terminate as of the date of taking of possession by the condemning authority. In the event of a taking which is less than a Constructive Total Taking, (i) the term and estate hereby granted with respect to the taken part of the Premises shall forthwith cease and terminate as of the date of taking of possession by the condemning authority and the Base Rent, Tenant's Expense Escalation, Tenant's Tax Share, Base Real Estate Taxes and Multiplication Factor shall be appropriately abated or reduced, as the case may be, with respect to such portion of the Premises for the period from such date to the date specified in this Lease for the expiration of the Term and (ii) the Base Rent shall be appropriately abated for any portion of the Premises rendered untenantable by such taking until such portion of the Premises is made tenantable. "Constructive Total Taking" means a taking of such scope that (A) the untaken part of the Building (whether or not the Premises are affected by the taking) would in Landlord's reasonable judgment be uneconomic to operate and
(B) leases (including this Lease) of tenants occupying at least twenty percent (20%) of the rentable area of the Building are terminated in connection with such taking. Landlord shall give Tenant notice of a total taking or a Constructive Total Taking within fifteen (15) days of receiving notice thereof

     (b) In the event of any condemnation or taking of all or a part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant, Tenant shall be entitled to receive no part of such award and Tenant hereby assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof; provided, however, that nothing shall preclude Tenant from intervening in any such condemnation proceeding to claim or receive from the condemning authority any compensation to which Tenant may otherwise lawfully be entitled in such case for the expenses of moving to a new location, reimbursement for the loss of Tenant's Property or for any other benefits available to a tenant in such circumstances; provided further that the same (i) does not include any value of the estate vested by this Lease in Tenant and (ii) shall not reduce the award of Landlord in any respect.

     (c) Notwithstanding the foregoing, if all or any portion of the Premises shall be condemned or taken for governmental occupancy for a limited period, this Lease shall continue in full force and effect (without any abatement of the Gross Rent) and Tenant shall be entitled to receive the entire award therefor (whether paid as damages, rent or otherwise) unless the period of governmental occupancy extends beyond the Expiration Date, in which case Landlord shall be entitled to such part of such award as shall be properly allocable to the cost of restoration of the Premises, and the balance of such award shall be apportioned between Landlord and Tenant as of the Expiration Date. If the termination of such governmental occupancy occurs prior to expiration of this Lease, Tenant shall, to the extent that an award has been made for such purpose, after application for and diligent pursuit of such award by Tenant, restore the Premises as nearly as possible to their condition prior to the condemnation or taking.

                                   ARTICLE 20
                                    CASUALTY

     20.01 Casualty. If (a) the Premises or any part thereof shall be damaged or rendered untenantable by fire or other insured casualty, (b) Tenant gives notice of such damage or destruction to Landlord and (c) this Lease is not to be terminated pursuant to this Article 20, Landlord shall proceed with the repair of such damage (but Landlord shall have no obligation to repair any damage to any Alterations or Tenant's Property) with reasonable diligence after the collection of the insurance proceeds attributable to such damage, but only to the extent of available insurance proceeds. In the event Landlord fails to repair such damage within twelve (12) months of the casualty, Tenant may provide Landlord with a thirty (30) day notice of intent to terminate. If Landlord fails to complete the repairs (with the exception of punch list items) by the end of the thirty (30) day period, this Lease shall end and terminate on such date. Except as provided in Section 20.06, the rent shall be equitably abated to the extent that all or any part of the Premises shall have been rendered untenantable, from the date of the damage to the date that Landlord shall have completed the repairs required of Landlord pursuant to the previous sentence; provided, however, that if Tenant reoccupies a portion of the Premises during the period of repair, the rent allocable to such reoccupied portion, based upon the proportion which the reoccupied portion of the Premises bears to the total area of the Premises, shall be payable by Tenant from the date of such occupancy.

     20.02 Termination Rights. If the Premises shall be totally damaged or rendered wholly Untenantable by fire or other casualty or if the Building shall be so damaged by fire or other casualty that substantial alteration or reconstruction of the Building shall, in Landlord's sole opinion, be required (whether or not the Premises shall have been damaged by such fire or other casualty) or the insurance proceeds available to Landlord, in Landlord's sole opinion, shall not be reasonably sufficient to repair the damage, and Landlord elects not to restore the Building, then in any such event Landlord may, at its option, terminate this Lease by giving Tenant thirty (30) days' notice of such termination at any time within one hundred twenty (120) days after the date of such fire or other casualty. If such notice of termination shall be given, this Lease shall terminate as of the date provided in such notice (whether or not the Term shall have commenced) with the same effect as if that date were the Expiration Date. If, at any time prior to the giving of the notice of termination or the commencement of repairs pursuant to Section 20.01, there shall be a Successor Landlord (as hereinafter defined), such Successor Landlord shall have a further period of sixty (60) days from the date of its taking possession or from the expiration of the one hundred twenty (120) day period established above, whichever is earlier, to terminate this Lease by thirty (30) days' notice to Tenant, in which event this Lease shall terminate as of the date provided in such notice (whether or not the Term shall have commenced) with the same effect as if that date were the Expiration Date.

     20.03 Disclaimer. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant occasioned by damage by fire or other casualty or the repair thereof Landlord will not carry insurance of any kind on Tenant's Property or the Improvements made by or on behalf of Tenant in the Premises, and, notwithstanding anything to the contrary in this
Article 20, Landlord shall not be obligated to repair any damage to Tenant's Property or to said Improvements or to replace the same.

     20.04 RPL ss. 227. This Article shall be considered an express agreement governing any case of damage to or destruction of the Building and the Premises by fire or other casualty, and any law providing for such a contingency in the absence of such an express agreement, including, without limitation, New York Real Property Law ss. 227, shall have no application in such case.

     20.05 Cooperation.  Notwithstanding any of the foregoing provisions of this
Article 20, if, by reason of some action or inaction on the part of Tenant or any of Tenant's invitees, either (a) Landlord or the Senior Interest Holders shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the Premises or the Building by fire or other casualty or (b) the Premises or the Building shall be damaged or destroyed or rendered completely or partially untenantable on account of fire or other casualty then, without prejudice to any other remedy which may be available against Tenant, the abatement of rent provided for in this Article shall not be effective (i) in the case of subsection (a) above, to the extent of the uncollected insurance proceeds, and (ii) in the case of subsection (b) above, to the extent of the excess of the cost of repair over the amount of the collected insurance proceeds.

     20.06 Arbitration. If a dispute shall arise with respect to any of the matters set forth in this Article 20 and if the parties shall not resolve such dispute within thirty (30) days after either party gives notice to the other of the existence of such dispute, either party may submit the dispute to arbitration pursuant to Article 23.

                                   ARTICLE 21
                                    SURRENDER

     21.01 Surrender. (a) On the Expiration Date or upon the sooner termination of this Lease or upon any re-entry by Landlord, Tenant shall, at its expense, quit, surrender, vacate and deliver the Premises to Landlord "broom clean" and in good order, condition and repair, ordinary wear, tear and damage by fire or other insured casualty excepted. Tenant shall, at its expense, except to the extent Landlord shall notify Tenant in writing not later than thirty (30) days prior to the Expiration Date, remove from the Building all of Tenant's Property and restore the Premises to their condition existing as of the date hereof Any Tenant's Property or other personal property which shall remain in the Premises
(A) after the Expiration Date or (B) for thirty (30) days after the termination of this Lease shall be deemed to have been abandoned and either may be retained by Landlord as its property or may be disposed of as Landlord may see fit. If such property not so removed shall be sold, Landlord may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of the sale, moving and storage, arrears of rent and any damages to which Landlord may be entitled. Any excess proceeds shall be the property of Landlord. Any expense incurred by Landlord in removing or disposing of any item that Tenant is required to remove and/or dispose of pursuant to this Section 21.01, shall be reimbursed to Landlord by Tenant as Additional Charges on demand. The obligations of Tenant under this Section 21.01(a) shall survive the expiration or sooner termination of the Lease.

     (1,) Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and any similar successor law of same import then in force in connection with any holdover proceedings which Landlord may institute to enforce the provisions of this Article.

     21.02 Holding-Over. (a) In the event of any holding-over by Tenant after expiration or termination of this Lease without the consent of Landlord, Tenant shall:

          (i) pay as holdover rental for each month of the holdover tenancy an amount equal to the greater of (1) the fair market rental value of the Premises for such month (as reasonably determined by Landlord) or (2) two hundred percent (200%) of the Gross Rent which Tenant was obligated to pay for the month immediately preceding the end of the Term; and

          (ii) be liable to Landlord for (1) any payment or rent concession which Landlord may be required to make to any tenant obtained by Landlord for all or any part of the Premises (a "New Tenant") in order to induce such New Tenant not to terminate its lease by reason of the holding-over by Tenant (including, without being limited to, any holdover expenses, rent or damages that a New Tenant shall be responsible for) and (2) the loss of the benefit of the bargain if any New Tenant shall terminate its lease by reason of the holding-over by Tenant.

No holding-over by Tenant after the Term shall operate to extend the Term. In the event of any unauthorized holding-over, Tenant shall indemnify and hold harmless Landlord against all claims for damages by any other tenant to whom
Landlord may have leased all or any part of the Premises effective upon the termination of this Lease. Anything in this Article to the contrary notwithstanding,  the  acceptance  of any rent paid by Tenant  pursuant  to this
Section 21.02 shall not preclude Landlord from commencing and prosecuting a holdover or summary eviction proceeding, and the preceding sentence shall be deemed to be an "agreement expressly providing otherwise" within the meaning of
Section 232-c of the Real Property Law of the State of New York and any successor law of like import.

     (1,) In order to ensure  Tenant's  prompt  surrender of the Premises thirty
(30) days after the Early Expiration Date, Tenant acknowledges that on or about the Early Expiration Date, Landlord shall commence a summary holdover proceeding (the "Holdover Proceeding") and file a notice of petition and petition in the form of Exhibit C. In the event Landlord institutes the Holdover Proceeding, it shall submit the Stipulation of Settlement, Exhibit D hereto and agrees to withhold the execution of the warrant of eviction for a period of thirty (30) days after the Early Expiration Date.

                                   ARTICLE 22
                              ESTOPPEL CERTIFICATES

     22.01 Estoppel Certificates. Tenant agrees at any time and from time to time upon ten (10) days' prior notice from the Landlord to execute, acknowledge and deliver to the Landlord and to such other persons and entities as Landlord may reasonably designate, a statement certifying (a) that this Lease is unmodified and in full force and effect, or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications, (b) the date to which the Base Rent has been paid and the current amount of Base Rent, (c) whether all Additional Charges that is due and payable on or before such date has been paid in full, (d) that, to the best of the certifying party's knowledge, the Landlord is not in default in observing, performing or complying with any term, covenant or condition contained in this Lease on such party's part to be observed, performed or complied with or, if the certifying party has knowledge of any such default, specifying each such default, (e) that, to the best of the certifying party's knowledge, the certifying party has not made and does not have any claim against the Landlord under this Lease or, if so, the nature and the dollar amount, if any, of such claim, (f) that, to the best of the certifying party's knowledge, there do not exist any offsets, defenses or counterclaims against enforcement of any of the terms, covenants or conditions of this Lease to be observed, performed or complied with on the part of the Landlord, or, if such do exist, specifying the same and the dollar amount thereof, and (g) such further information with respect to this Lease or the Premises as Landlord may reasonably request, it being intended that any such statement delivered pursuant to this Section 22.01 shall be binding on the certifying party and may be relied upon by the requesting party and any designee of the requesting party, including, without limitation, any prospective purchaser of the Premises, any mortgagee or prospective mortgagee of the Premises, or any lessor or prospective lessor under any underlying lease of the Premises or any assignee or prospective assignee of any such mortgagee or lessor.

                                   ARTICLE 23
                                    SECURITY

     23.01 Security. (a) During the Term of this Lease, Tenant shall maintain on deposit with Landlord, or at Tenant's option, deliver a "clean," unconditional, irrevocable and transferable letter of credit in the amount of the Security (as hereinafter defined) (the "Letter or Credit") satisfactory to Landlord, issued by and drawn on a New York bank, for the account of Landlord, for a term of not less than one (1) year, as security for the faithful performance and observance by Tenant of the terms, covenants, conditions and provisions of this Lease, including, without limitation, the surrender of possession of the Premises to Landlord as herein provided, in the amount of Fifty Thousand and 00/100 Dollars ($50,000.00) (the "Security").

                                   ARTICLE 24
                              INTENTIONALLY DELETED

                                   ARTICLE 25
                              INTENTIONALLY DELETED

                                   ARTICLE 26
                                  MISCELLANEOUS

     26.01 Successors and Assigns. The terms of this Lease shall bind and benefit the successors and assigns of the parties with the same effect as if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of Article 12 shall operate to vest any right in any successor or assignee of Tenant and that the provisions of this Article shall not be construed as modifying the conditions of limitation contained in Article 13 or Article 14.

     26.02 Present Landlord. The term "Landlord" shall mean only the owner at the time in question of the present landlord's interest in the Building and, in the event of a sale or transfer of the Building (by operation of law or otherwise), or in the event of the making of a lease for all or substantially all of the Building, or in the event of a sale or transfer (by operation of law or otherwise) of the leasehold estate under any such lease, the grantor, transferor or lessor, as the case may be, shall be and hereby is (to the extent of the interest or portion of the Building or leasehold estate sold, transferred or leased) automatically and entirely released and discharged, from and after the date of such sale, transfer or leasing, of all liability in respect of the performance of any of the terms of this Lease on the part of Landlord thereafter to be performed; provided that the purchaser, transferee or lessee (collectively, "Transferee") shall have assumed and agreed to perform, subject to the limitations of this Article and, in the case of a Successor Landlord, the provisions of Section 13.02 and only during and in respect of the Transferee's period of ownership of Landlord's interest under this Lease, all of the terms of this Lease on the part of Landlord to be performed during such period of ownership. The terms of this Lease shall be deemed to be "covenants running with the land", it being intended that Landlord's obligations hereunder shall, as limited by this Article, be binding on Landlord, its successors and assigns, only during and in respect of their respective successive periods of ownership.

     26.03 No Offer. The submission of this Lease to Tenant shall not constitute an offer and shall not bind the parties hereto in any manner whatsoever until
(a) Tenant has duly executed and delivered duplicate counterparts to Landlord, and (b) Landlord has executed and delivered one fully executed counterpart to Tenant.

     26.04 Inability to Perform. (a) This Lease and the obligations of Tenant to pay Gross Rent and perform all of the other terms of this Lease on the part of Tenant to be performed shall in no way be affected because Landlord is unable or delayed in fulfilling any of its obligations under this Lease by reason of Force Majeure. Landlord shall in each instance exercise reasonable diligence to effect performance when and as soon as possible; provided, however, that Landlord shall be under no obligation to employ overtime or premium labor.

     (b) For purposes of this Lease, "Force Majeure" shall mean any and all causes beyond the reasonable control of Landlord or Tenant, as the case may be, including delays caused by the other party hereto or other tenants, Legal
Requirements and other forms of governmental restrictions, regulations or controls (including energy and water conservation measures), labor disputes, accidents, mechanical breakdowns, shortages or inability to obtain labor, fuel, water, electricity or materials through ordinary sources, acts of God, war, sabotage, embargo, enemy action, civil commotion, fire or other casualty, but shall not include lack of funds or financial inability to perform.

     26.05 Waiver of Counterclaims and Jury Trial. In the event Landlord commences any summary proceeding or action for non-payment of rent, Tenant covenants and agrees not to interpose, by consolidation of actions or otherwise, any counterclaim in any such proceeding (provided that the claim to be asserted in any such counterclaim would not be waived by Tenant's failure to raise such claim), it being agreed that nothing contained herein shall be deemed to prevent Tenant from bringing a separate proceeding with respect to such counterclaim or be deemed a waiver thereof. To the extent permitted by applicable law, Landlord and Tenant hereby waive trial by jury in any matter arising out of or in any way connected with this Lease. The provisions of this Section 26.05 shall survive the termination of this Lease.

     26.06 Notices. Any bills, statements, notices, demands, requests, consents or other communications given or required to be given under or in connection with this Lease or pursuant to any Legal Requirement shall be effective only if in writing

          (a) if to the parties, then sent by registered or certified mail, return receipt requested, postage prepaid, or by hand delivery or reputable overnight courier such as Federal Express and addressed to parties at the addresses set forth at the head of this Lease, or to such other addresses as the parties may designate for such purpose by like notice; and

          (b) if to any other person, sent by registered or certified mail, return receipt requested and postage prepaid, addressed to such person's last known principal address or to such other address as such person may designate to Landlord and Tenant as its address for such purpose by like notice.

Any such bill, statement, notice, demand, request, consent or other communication shall be deemed to have been rendered or given (A) on the date delivered, if delivered by hand, or (B) on the earlier of (x) the date actually received or (y) the second (2nd) Business Day after mailing if sent by certified or registered mail or (z) the following Business Day after deposit with overnight courier.

     26.07 Severability. If any term or provision of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected, and each provision of this Lease shall be valid and shall be enforceable to the extent permitted by law.

     26.08 Amendments. This Lease may not be altered, changed or amended except by an instrument in writing signed by the party to be charged.

     26.09 No Joint Venture. This Lease shall not be deemed or construed to create or establish any relationship of partnership or joint venture or similar relationship or arrangement between Landlord and Tenant.

     26.10 Brokers. Each party represents to the other that it has dealt with no broker in connection with this Lease other than the Broker (as defined in Section 1.01). Each shall indemnify and hold harmless the other from and against all loss, cost, liability and expense (including, without limitation, reasonable attorneys' fees and disbursements) arising out of any claim for a commission or other compensation by any broker (other than the Broker) who has dealt with Tenant in connection with this Lease (Landlord not to make any settlement with any such broker without Tenant's consent). Landlord shall indemnify and hold harmless Tenant from and against all loss, liability and expense (including, without limitation, reasonable attorneys' fees and disbursements) arising out of any claim for a commission or other compensation by the Broker or any other broker who has dealt with Landlord in connection with this Lease (Tenant may not make any settlement with any such broker without Landlord's consent). Landlord shall pay the Brokers a commission (the "Commission") in accordance with a separate agreement. The obligations of Landlord and Tenant under this Section
26.10 shall survive the expiration or sooner termination of this Lease.

     26.11 Merger. This Lease embodies the entire understanding between the parties with respect to the subject matter hereof, and all prior agreements, understandings and statements, oral or written, with respect thereto are merged in this Lease.

     26.12 Applicable Law. This Lease shall be construed and enforced according to the laws of the State of New York.

     26.13 Shoring; No Dedication. (a) If an excavation or other substructure work shall be undertaken or authorized upon land adjacent to the Building or in the vaults beneath the Building or in subsurface space adjacent to said vaults, Tenant shall afford Landlord or the person causing such excavation or other substructure work license to enter upon the Premises for the purpose of doing such work as Landlord or such person shall reasonably deem necessary to protect any of the walls or structures of the Building or surrounding land from injury or damage and to support the same by proper foundations, pinning and/or underpinning, and, except in case of emergency, Landlord shall endeavor to have such entry accomplished during reasonable hours in the presence of a representative of Tenant, who shall be designated by Tenant promptly upon Landlord's request. Such license to enter shall be without liability of Landlord to Tenant.

     (b) Landlord shall have the right to erect any gate, chain or other obstruction or to close off any portion of the Common Areas to the public at any time to the extent necessary to prevent a dedication thereof for public use. Landlord shall use reasonable efforts to minimize any resulting interference with access to the Premises.

     26.14 Notice of Occurrences. Tenant shall give notice to Landlord, promptly after Tenant learns thereof, of any accident, emergency, occurrence for which Landlord might be liable, fire or other casualty and all damages to or defects in the Premises or the Building for the repair of which Landlord might be responsible or which constitutes Landlord's property. Such notice shall be given by telegram, facsimile or personal delivery to the address of Landlord then in effect for notices.

     26.15 Vaults. No vaults, vault space or other space not within the property line of the Building shall be leased hereunder notwithstanding anything contained in or indicated on any sketch, blueprint or plan, or elsewhere in this Lease to the contrary. Landlord makes no representation as the location of the property line of the Building. All vaults and vault space and all other space not within the property line of the Building, which Tenant may be permitted to use or occupy, are to be used or occupied under a license revocable by Landlord on ten (10) days' notice to Tenant, and should any such license be revoked by Landlord, or should the amount of any such vaults, vault space or other space be diminished or required by any federal, state or municipal authority or public utility, Landlord shall be without liability to Tenant. Any fee, tax or charge imposed by any governmental authority for any such vault, vault space or other space shall be paid by Tenant.

     26.16 Window Cleaning. Tenant shall not authorize the cleaning of any window in the Premises from the outside (within the meaning of Section 202 of the New York Labor Law or any successor statute). Landlord shall provide exterior window cleaning two (2) times per annum.

     26.17 Windows. If at any time any windows of the Premises are temporarily closed, darkened or bricked-up by reason of repairs, maintenance, alterations or improvements to the Building, or any of such windows are permanently closed, darkened or bricked-up due to any Legal Requirement, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement of Base Rent or Additional Charges nor shall the same release Tenant from its obligations hereunder nor constitute an eviction.

     26.18 Consents and Approvals. (a) Wherever it is specifically provided in this Lease that a party's consent or approval shall not be unreasonably withheld, a response to a request for such consent or approval shall also not be unreasonably delayed. If either Landlord or Tenant considers that the other has unreasonably withheld or delayed a consent or approval, it shall so notify the other party within ten (10) days after receipt of notice of denial of the requested consent or approval or, in case notice of denial is not received, within fifteen (15) days after making its request for the consent or approval. "Consent" shall mean the prior written approval or consent of the applicable party.

     (b) Tenant hereby waives any claim against Landlord which it may have based upon any assertion that Landlord has unreasonably withheld or unreasonably delayed any consent or approval that, pursuant to the terms of this Lease, is not to be unreasonably withheld and Tenant agrees that its sole remedy shall be an action or proceeding to enforce any such provision or for specific performance, injunction or declaratory judgment that the requested consent or approval shall be deemed to have been granted.

     26.19 Development Rights. (a) Tenant acknowledges that it has no rights to any development rights, "air rights" or comparable rights appurtenant to the Building, and consents, without further consideration, to any utilization of such rights by Landlord and agrees to promptly execute and deliver any instruments which may be requested by Landlord, including instruments merging zoning lots, evidencing such acknowledgment and consent. The provisions of this Section shall be deemed to be and shall be construed as an express waiver by Tenant of any interest Tenant may have as a "party in interest" (as such quoted term is defined in Section 12-10 Zoning Lot of the Zoning Resolution of the City of New York) in the Building.

     (b) Landlord shall have the right, at any time, to convert the Building to condominium ownership and, upon such conversion, (i) this Lease and the estate granted hereby shall be subject and subordinate to the applicable condominium declaration and related documents and (ii) the owner of the unit or units of which the Premises form a part shall be deemed to be the Landlord hereunder.

     26.20 Business Hours. As used in this Lease, "Business Days" means any days which are not Saturdays, Sundays or holidays designated by Local 32B-32J (or its Successor) ("Holidays") and "Business Hours" means the hours between 8:00 A.M. and 6:00 P.M. on Business Days.

     26.21 Confidentiality. Tenant shall use reasonable efforts to keep the provisions of this Lease confidential, and shall instruct its agents, employees, attorneys and consultants to keep such provisions confidential.

     26.22 Exhibits. The terms and provisions of Exhibits "A" through "E", inclusive, attached to this Lease are made a part of this Lease for all purposes.

     26.23 No Recording of Lease. Neither this Lease nor any memorandum in respect of this Lease shall be recorded.

     26.24 Time is of the Essence. TIME IS OF THE ESSENCE with respect to this Lease and to each and all of its provisions.

     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

LANDLORD:
---------

680 FIFTH AVENUE ASSOCIATES, L.P.

By: HENSEL FIFTH AVENUE ASSOCIATES, L.P.,
    its General Partner

    By: HENSEL 680 REALTY CORP.,                  WITNESS:
        its General Partner

        By: /s/ Theodore Haft                     /s/ [illegible]
           ------------------------------         ------------------------------
           Theodore Haft
           President


TENANT:
-------

CYGNE DESIGN, INC.                                WITNESS:



By:
    /s/ Bernard Manuel                            /s/ Robert [illegible]
    -----------------------------                 ------------------------------
    Name: Bernard Manuel
    Title: CEO

                                   Exhibit "A"

                               Description of Land

ALL that plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the southerly side of 54th Street with the westerly side of 5th Avenue;

RUNNING THENCE Southerly along the westerly side of 5th Avenue, 100 feet 5 inches to the center line of block between 53rd and 54th Streets;
THENCE Westerly along said center line of block 122 feet 6 inches;

THENCE Northerly parallel with 6th Avenue 100 feet 5 inches to the southerly side of 54th Street;
THENCE Easterly along the southerly side of 54th Street 122 feet 6 inches to the point or place of BEGINNING.

                                    Exhibit B

                                   Floor Plan


                                [attached hereto]

                               [GRAPHIC OMITTED]



                               [GRAPHIC OMITTED]

                                   Exhibit "C"

                         Building Rules and Regulations

     1. The sidewalks, driveways, entrances, passages, courts, lobbies, esplanade areas, elevators, stairways, vestibules, corridors, halls and other public portions of the Building ("Public Areas") shall not be obstructed or encumbered or used for any purpose other than ingress and egress to and from a tenant's premises, and no tenant shall permit any of its agents, employees, contractors, licensees or invitees (collectively, "Invitees") to congregate or loiter in any of the Public Areas or any other part of the Building used in common by other tenants of the Building. No tenant shall invite to, or permit to visit, its premises persons in such numbers or under such conditions as may interfere with the use and enjoyment by others of the Public Areas. Fire exits and stairways are for emergency use only, and shall not be used for any other purposes by any tenant, or the Invitees of any tenant. Landlord reserves the right to control and operate, and to restrict and regulate the use of, the Public Areas and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it reasonably deems best for the benefit of the tenants generally, including the right to allocate certain elevators for delivery service, and the right to designate which Building entrances shall be used by persons making deliveries in the Building. No doormat of any kind whatsoever shall be placed or left in any public hall or outside any entry door of a tenant's premises.

     2. No awnings or other projections shall be attached to the outside walls (or inside atrium walls) or windows of the Building. No curtains, blinds, shades or screens shall be attached or hung in, or used in connection with, any window or door of a tenant's premises, without the consent of Landlord. Such curtains, blinds, shades or screens must be of a quality, type, design and color, and attached in the manner, reasonably approved by Landlord. No tenant shall have the right to remove or change curtains, shades, blinds or other window coverings within its premises without Landlord's consent. In order that the Building can and will maintain a uniform appearance to those persons outside of the Building, each tenant occupying the perimeter areas of the Building shall (a) use only building standard lighting in areas where lighting is visible from the outside of the Building and (b) use only building standard blinds in window areas which are visible from the outside of the Building.

     3. No sign, insignia, advertisement, lettering, notice or other object shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside of its premises or the Building or on corridor walls without the prior consent of Landlord. Signs on each entrance door of a tenant's premises shall conform to building standard signs. Such signs shall, at the expense of the applicable tenant, be inscribed, painted or affixed by sign makers approved by Landlord acting reasonably. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred in such removal to the tenant or tenants violating this Rule. Interior signs, elevator cab designations, if any, and lettering on doors and the Building directory shall, if and when approved by Landlord, be inscribed, painted or affixed for each tenant by Landlord, at the expense of such tenant, and shall be of a size, color and style reasonably acceptable to Landlord.

     4. Neither the sashes, sash doors, skylights or windows that reflect or admit light and air into the Public Areas in the Building nor the HVAC vents and doors shall be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the window sills or on the peripheral heating enclosures. Whenever the HVAC systems are in operation, such tenant shall cause the shades, blinds or other window coverings to be drawn, as reasonably required because of the position of the sun.

     5. No showcases or other articles or property shall be put by any tenant in front of or affixed to any part of the exterior of the Building, nor placed in the Public Areas.

     6. No acids, vapors or other harmful materials shall be discharged, or permitted to be discharged, into the waste lines, vents or flues of the Building. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed and constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be thrown or deposited therein. Nothing shall be swept or thrown into the Public Areas or other areas of the Building, or into or upon any HVAC vents or registers or plumbing apparatus in the Building, or upon adjoining buildings or land or the street. The cost of repairing any damage resulting from any misuse of such fixtures, vents, registers and apparatus and the cost of repairing any damage to the Building, or to any facilities of the Building, or to any adjoining building or property, caused by any tenant, or the Invitees of such tenant, shall be paid by such tenant. Any cuspidors or similar containers or receptacles shall be emptied, cared for and cleaned by and at the expense of the tenant.

     7. Except for the making of customary office decorations in its premises in accordance with its lease, no tenant shall mark, paint, drill into or in any way deface any part of its premises or the Building. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of, and as directed by, Landlord. No telephone, telegraph or other wires or instruments shall be introduced into the Building by any tenant except in a manner reasonably approved by Landlord. No tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of its premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

     8. No bicycles, vehicles, animals (except seeing eye dogs), fish or birds of any kind shall be brought into, or kept in or about, a tenant's premises.

     9. No noise, including, but not limited to, music, the playing of musical instruments, recordings, radio or television, which, in the reasonable judgment of Landlord, might disturb other tenants, shall be made or permitted by any tenant. Nothing shall be done or permitted by any tenant which would unreasonably or materially adversely impair or interfere with the use or enjoyment by any other tenant of any other space in the Building.

     10. Nothing shall be done or permitted in a tenant's premises, and nothing shall be brought into, or kept in or about a tenant's premises, which would unreasonably or materially adversely affect, impair or interfere with any of the Building Equipment or the proper and economical rendition of Landlord's Services in the Building or to a tenant's premises, or which would cause discomfort, annoyance or inconvenience to Landlord or any other tenant, nor shall there be installed by any tenant any HVAC, electrical or other equipment of any kind which, in the reasonable judgment of Landlord, might cause any such impairment or interference. No tenant, nor the Invitees of any tenant, shall at any time bring or keep upon its premises any inflammable, combustible or explosive fluid, chemical or substance.

     11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in locks or the mechanism thereof, unless Landlord is furnished with keys therefor or other means of access thereto. Duplicate keys for a tenant's premises and toilet rooms shall be procured only from Landlord and Landlord may make a reasonable charge therefor. Each tenant shall, upon the expiration or sooner termination of its lease, turn over to Landlord all keys to stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys furnished by Landlord, such tenant shall pay to Landlord the cost of replacement locks. Notwithstanding the foregoing, Tenant may install a security system in the Premises which uses master codes or cards instead of keys provided that Tenant shall provide Landlord with the master code or card for such system.

     12. All removals, the carrying in or out of the Building and the movement from floor to floor within the Building of any safes, freight, furniture, packages, boxes, crates or any other object or matter of any description, shall take place only during such hours, in such elevators and under such restrictions as Landlord may from time to time reasonably determine, which may involve overtime work for Landlord's employees. Tenant shall reimburse Landlord for extra costs incurred by Landlord in connection therewith. No such materials or objects shall be transported in passenger elevators without Landlord's prior written consent in each instance.

     13. Landlord reserves the right to inspect all packages, objects and matter to be brought into the Building and to exclude from the Building anything which violates any of these Rules and Regulations or the applicable tenant's lease. Landlord may require any person leaving the Building with any package or other object or matter to submit a pass, listing such package, object or matter and the tenant from whose premises the package, object or matter is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of such tenant. Landlord shall not be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from its premises or the Building under the provisions of this Rule 13 or of Rule 16 hereof.

     14. No tenant shall use or occupy, or permit any portion of its premises to be used or occupied, for any of the following purposes: (a) sale of wine, ale, beer or other alcoholic beverages kept in the Premises; (b) sale at wholesale or retail by vending machines (except to Tenant's employees and business guests) or otherwise, or demonstrations to the public, or as a restaurant or bar, of candy, food, cigarettes, cigars, tobacco, newspapers, magazines, beverages or similar items, or for the preparation, dispensing or consumption of food or beverages in any manner whatsoever (except by Tenant's employees and business guests); (c) manufacturing, printing or electronic data processing, except for the operation of normal business office equipment and machines for Tenant's own requirements, as distinguished from operation for commercial hire or for the sale of the products or services to others; (d) rendition of medical, dental or other diagnostic or therapeutic services, except that Tenant shall have the right to employ a resident nurse for Tenant's employees normally working at the Premises;
(e) conduct or maintenance of any gambling or gaming activities or any political activities or any club activities, whether private or public; (f) the offices or business of a governmental or quasi-governmental bureau, department or agency, foreign or domestic, including an autonomous governmental corporation or diplomatic or trade mission, or any other person or entity entitled to diplomatic or sovereign immunity; (g) a retail banking, trust company, depository, guarantee or safe deposit business; (h) a retail savings bank, savings and loan association or loan company; (i) sale to the public of travelers checks, money orders, drafts, foreign exchange or letters of credit or the receipt of money for transmission; (J) a stockbroker's or dealer's office or the underwriting or sale of securities or for a public finance (personal loan) business; (k) an employment agency, executive search firm or similar enterprise;
(1) a labor union, school or vocational training center (except for the training of employees of Tenant intended to be employed at the Premises); (in) a barber shop or beauty salon; (n) a travel agency; (o) as an office for a public stenographer or public typist; (p)for the possession, storage, manufacture or sale of narcotics or ; (q) telephone or telegraph agency, telephone or secretarial service, or messenger service; or (r) labor union, classroom, company engaged in the business of renting office or desk space. No tenant shall engage or pay any employee on its premises, except those actually working for such tenant on its premises, or advertise for laborers giving an address at the Building.

     15. Landlord shall have the right to prohibit any advertising or identifying sign by any tenant which, in the reasonable judgment of Landlord, tends to impair the appearance or reputation of the Building or the desirability of the Building as a building for offices, and upon written notice from Landlord, such tenant shall refrain from and/or discontinue such advertising or identifying sign; provided, however, that the foregoing shall not prohibit the exhibition of a tenant's logo or trademark (from time to time) in its premises.

     16. Landlord reserves the right to exclude from the Building during other than business hours all Invitees of any tenant who do not present a pass to the Building signed by Landlord. Landlord or its managing agent will furnish passes to persons for whom any tenant requests the same in writing. Landlord reserves the right to require all other persons entering the Building to sign a register, to be announced to the tenant such person is visiting, and to be accepted as a visitor by such tenant or to be otherwise properly identified (and, if not so accepted or identified, reserves the right to exclude such persons from the Building) and to require persons leaving the Building to sign a register or to surrender the pass given to such person. Each tenant shall be responsible for all persons for whom it requests any such pass or any person whom such tenant so accepts, and such tenant shall be liable to Landlord for all acts or omissions of such persons. Any person whose presence in the Building at any time shall, in the judgment of the Landlord, be prejudicial to the safety, character, security, reputation or interests of the Building or the tenants thereof may be denied access to the Building or may be removed from the Building. In the event of invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of tenants and the protection of property in the Building.

     17. Each tenant, before closing and leaving its premises at any time, shall see that all lights are turned off. All entrance doors to a tenant's premises shall be kept locked when such premises are not in use. Entrance doors shall not be left open at any time unless a tenant occupies a full floor and then only during business hours.

     18. Each tenant shall, at the expense of such tenant, provide light, power and water for the employees of Landlord, and the agents, contractors and employees of Landlord, while doing janitorial service or other cleaning in such tenant's premises and while making repairs in such tenant's premises.

     19. No premises shall be used for lodging or sleeping or for any immoral or illegal purpose.

     20. The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

     21. Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

     22. There shall not be used in any space, or in the Public Areas, either by any tenant or by others, in the moving or delivery or receipt of safes, freight, furniture, packages, boxes, crates, paper, office material or any other matter or thing, any hand trucks except those equipped with rubber tires, side guards and such other safeguards as Landlord shall reasonably require. No hand trucks shall be used in passenger elevators.

     23. No tenant shall emit or discharge objectionable noise, fumes, vapors or odors into the Building or Building Equipment or cause or permit any odors of cooking or other processes, or any unusual or objectionable odors, to emanate from its premises which would annoy other tenants or create a public or private nuisance. No cooking shall be done in a tenant's premises except as is expressly permitted in its lease.

     24. All paneling, doors, trim or other wood products not considered furniture shall be of fire-retardant materials. Before installation of any such materials, certification of the materials' fire-retardant characteristics shall be submitted to and approved by Landlord, and installed in a manner reasonably approved by Landlord.

     25. No tenant shall without the consent of Landlord place, or cause or permit to be placed, any radio or television antenna or other signal sending or receiving device on the roof or on any other part of the outside of the Building or any device, electrical or otherwise, in such tenant's premises which may emanate electrical interference or radio waves which may impair radio or television broadcasting or reception or the normal use of computers or other electronic devices from or in the Building or elsewhere.

     26. Each tenant shall comply, and cause its Invitees to comply, with all rules and regulations from time to time established by Landlord in respect of any parking garage servicing the Building to the extent used by Tenant or its Invitees.

     27. Any persons employed by a tenant to perform any repair, maintenance or janitorial work within such tenant's premises shall, while in the Building and outside of such tenant's premises, be subject to and under the control and direction of Landlord (but not as an agent, servant or employee of Landlord), and such tenant shall be responsible for all acts of such persons.

                        Alteration Rules and Regulations

A.   General

     1. Tenant shall, prior to the commencement of any work, submit for Landlord's written approval, a complete plan of the Premises, or of the floor on which the Alterations are to occur. Drawings are to be complete with full details and specifications for all of the Alterations.

     2. The proposed Alterations must comply with the Administrative Code of The City of New York and the rules and regulations of the Housing and Development Administration of The City of New York and any other agencies having jurisdiction.

     3. No work shall be permitted to commence without the Landlord being furnished with a valid permit from the Department of Buildings and/or other agencies having jurisdiction, if required for such work.

     4. All (a) demolition or removals, or (b) other categories of work if such work would disturb or interfere with other tenants of the Building or disturb Building operations, or (c) carrying in or out of construction materials to or from the Building, must be scheduled and performed before or after normal working hours and Tenant shall provide the Building manager with at least 24 hours' notice prior to proceeding with such work, and shall pay for any overtime labor or engineering costs incurred by Landlord in connection therewith.

     5. All inquiries, submissions, approvals and all other mailers shall be processed through the Building manager.

B.   Prior to Commencement of Work

     1. Tenant shall submit to the Building manager a request to perform the work. The request shall include the following enclosures:

          (a)  A  list  of  Tenant's   contractors  and/or   subcontractors  for
     Landlord's approval, unless the names of same shall then be on the Approved List.

          (b) Four complete sets of plans and specifications properly stamped by a registered architect or professional engineer if required by Article 8 of the lease.

          (c) A properly executed Building Notice application form or Alteration form if required for the work; Engineer's Statement if HVAC work is to be performed; Plumbing Specification sheet if any plumbing change is to be performed

          (d) Four executed copies of the Insurance Requirements agreement in the form attached to these Rules and Regulations from Tenant's contractor and if requested by Landlord from the contractor's subcontractors.

          (e) Contractor's and subcontractor's insurance certificates including a "hold harmless" in accordance with the Insurance Requirements agreement.

     2. Landlord will return the following to Tenant:

          (a) Plans approved or returned with comments (such approval or comments shall not constitute a waiver of Department of Buildings approval or approval of other jurisdictional agencies).

          (b) Signed application forms referred to in B 1(c), above, providing proper submissions have been made.

          (c) Two fully executed copies of the Insurance Requirements agreement.

          (d) Covering transmittal letter.

     3. Tenant, with Landlord's cooperation, if reasonably required, shall obtain Department of Buildings approval of plans and a permit from the Department of Buildings where required by law for the work. Tenant shall be responsible for keeping current all permits. Tenant shall submit copies of all approved plans and permits to Landlord and shall post the original permit on the Premises prior to the commencement of any work. All work, if performed by a contractor or subeontractor, shall be subject to reasonable supervision and inspection by Landlord's representative. Such supervision and inspection shall be at Tenant's sole expense and Tenant shall pay Landlord's reasonable charges for such supervision and inspection.

C.   Requirements and Procedures

     1. All structural and floor loading requirements shall be subject to the prior approval of Landlord's structural engineer.

     2.  All   mechanical   (HVAC,   plumbing  and   sprinkler)  and  electrical
requirements shall be subject to the approval of Landlord's mechanical and electrical engineers. When necessary, Landlord will require engineering and shop drawings, which drawings must be approved by Landlord before work is started. Drawings are to be prepared by Tenant and all approvals shall be obtained by Tenant.

     3. All demolition shall be supervised by Landlord's representative at Tenant's expense.

     4. Overtime Elevator service for construction work shall be charged to Tenant. Prior arrangements for elevator use shall be made with Building manager by Tenant. No material or equipment shall be carried under or on top of elevators. If an operating engineer is required by any union regulations, such engineer shall be paid for by Tenant.

     5. If shutdown of risers and mains for electrical, HVAC, sprinkler and plumbing work is required, such work shall be supervised by Landlord's representative at Tenant's expense. No work will be performed in building mechanical equipment rooms without Landlord's approval and under Landlord's supervision at Tenant's expense.

     6. Tenant's contractor shall:

          (a) have a Superintendent or Foreman on the Premises at all times when work is being performed and at reasonable times before and after as appropriate; orderly;

          (b) police the job at all times, continually keeping the Premises

          (c) elevators and lobbies; maintain cleanliness and protection of all areas, including

          (d) protect the front and top of all peripheral HVAC units and thoroughly clean them at the completion of work;

          (e) block off supply and return grills, diffusers and ducts to keep dust from entering into the Building air conditioning system; and

          (f) avoid the disturbance of other tenants.

     7. If Tenant's contractor is negligent in any of its responsibilities, Tenant shall be charged for the cost of corrective work done by Building porters and other personnel.

     8. All equipment and installations must be equal to the standards of the Building. Any deviation from Building standards will be permitted only if indicated or specified on the plans and specifications and approved by Landlord.

     9. A properly executed air balancing report signed by a professional engineer shall be submitted to Landlord upon the completion of all HVAC work.

     10. Upon completion of the Alterations, Tenant shall submit to Landlord properly executed documents indicating final approval by the Department of Buildings of the Building Notice or Alteration accompanied by an amended certificate of occupancy for the Building, if applicable, in form satisfactory to Landlord.

     11. Tenant shall submit to Landlord a final "as-built" set of drawings showing all items of the Alterations in full detail.

     12. Additional, differing or inconsistent provisions in the lease, if any, will be applicable and will take precedence.

D.   Special Reouirements Regarding Local Law #5/73 (As Amended)

     1. Tenant acknowledges being advised that the Building has an active Modified Class E Fire System ("Class E System"). Tenant shall notify its contractors and subcontractors, as well as all persons and entities who shall perform or supervise any alteration or demolition within the Premises, of such facts.

     2. Demolition by Tenant of all or any portions of the Premises shall be carried out in such manner as to protect equipment and wiring of Landlord's Class E System.

     3. Landlord, after receipt of Tenant's notice of demolition, and at Tenant's expense, shall secure and protect Building equipment connected to the Class E System in the Premises to be demolished.

     4. Landlord, at Tenant's expense, shall make such additions and alterations within the requirements of Local Law #5/73 (as amended) to the existing Class E System as may be necessary by reason of alterations made within the Premises either by or on behalf of Tenant or by Landlord, as part of the initial installation, and work, if any, that Landlord is required to perform pursuant to the provisions of this lease or any work letter or leasehold improvements agreement entered into by Landlord and Tenant.

     5. Landlord's contract fife alarm service personnel shall be the only personnel permitted to adjust, test, alter, relocate, add to, or remove equipment connected to the Class E System.

     6. Landlord, at Tenant's expense, shall repair or cause to have repaired, any and all defects, deficiencies or malfunctions of the Class E System caused by Tenant's alterations or demolition of the Premises. Such expense may include expenses of engineering, supervision and standby fire watch personnel that Landlord deems necessary to protect the Building during the time such defects, deficiencies and malfunctions are being corrected.

     7. During such times that Tenant's alterations or demolition of the Premises require that fire protection afforded by the Class E System be disabled, Tenant, at Tenant's expense, shall maintain fire watch service deemed reasonably suitable to Landlord.

     8. Tenant and Tenant's architect shall familiarize themselves with and be aware of Local Law #5/73 and all amendments thereto with regard to smoke control, compartmentation, and areas of safe refuge. Tenant shall fully comply with these requirements. Landlord, at Landlord's option, may withhold approval of Tenant's alterations or demolition if such requirements are not met with Landlord's reasonable satisfaction.

     9. Should Tenant desire to install its own internal fire alarm system, Tenant shall request Landlord to connect such system to the Class E System at Tenant's expense in such reasonable manner as prescribed by the Landlord. Tenant shall, at Tenant's expense, have such internal fire alarm system approved by governing agencies having jurisdiction, and shall submit to the Landlord an approved copy of plans of such system, before initiating any installation of such system.

     10. In the event Tenant shall install its own internal fire alarm system within the Premises and in such event (as required by law) requests Landlord to connect same to the Class E System, then Tenant shall reimburse Landlord for its costs incurred in making such connection within ten (10) days after being billed therefor. Tenant shall also reimburse Landlord for costs of contracting for the maintenance and supervision of Tenant's internal fire alarm system with the company providing such services for the Class E System.

     11. Tenant, at Tenant's expense, shall cause the Premises to be fully sprinklered in accordance with the requirements of the Building code of The City of New York and all applicable rules and regulations pertaining thereto and Landlord shall, at Tenant's expense, connect same to the Building system.

                     Insurance Requirements for Alterations

     1. Each contractor or subeontractor (hereinafter called "Contractor") shall provide and maintain at its own expense, until completion of the Work, the following insurance:

          (a) Workers' Compensation and Employers' Liability Insurance covering each and every workman employed in, about or upon the Work, as provided for in each and every statute applicable to Workers' Compensation and Employers' Liability Insurance.

          (b) Comprehensive General Liability Insurance Including Coverage for Completed Operations, Broad Form Property Damage "XCU" exclusion if any deleted, and Contractual Liability (to specifically include coverage for the indemnification clause of this Agreement) for not less than the following limits:

               Total Combined Single Limit (primary and/or umbrella):
               $5,000,000 (written on a per occurrence basis)

          (c) Comprehensive Automobile Liability Insurance (covering all owned, non-owned and/or hired motor vehicles to be used in connection with the
     Work) for not less than the following limits:

               Total Combined Single Limit (primary and/or umbrella):
               $5,000,000 (written on a per occurrence basis)

Contractor shall furnish a certificate from its insurance carrier or carriers to the Building office before commencing the Work, naming Landlord and its managing agent, as additional insureds and showing that it has complied with the above requirements regarding insurance, and providing that the insurer will give Landlord ten (10) days' prior written notice of the cancellation of any of the foregoing policies.

     2. Contractor shall require all of its subeontractors engaged in the Work to provide the above limits of insurance:

     Upon the request of Landlord, Contractor shall require all of its subcontractors engaged in the Work to execute an Insurance Requirements agreement in the same form as this Agreement.

                                    Exhibit D

                     Form of Notice of Petition and Petition


                             [to be attached hereto]

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[ ]    Blumbergs   X 211--Original notice of petition, Uniform Rules, 22NYCRR 21O.42(b), 3-89                 JULIUS BLUMBERG, INC.,
     Law Products         Prepare 1 original. Use corresponding side of No. X21OC for carbon copies.          PUBLISHER, NYC 10013
     ============

CIVIL COURT OF THE CITY OF NEW YORK,
COUNTY OF NEW YORK                                   Index No. L & T .......19..

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
680 FIFTH AVENUE ASSOCIATES, L.P.,                         Petitioner (Landlord)             NOTICE OF PETITION
                                     against                                                      HOLD OVER
CYGNE DESIGN, INC.                                           Respondent (Tenant)
680 Fifth Avenue                                                         Address      Petitioner's Residence:
New York, New York 10017

First name of Tenant and/or Undertenant being fictitious and unknown to
petitioner, Person intended being in possession of the premises herein                Business Address:
described*
--------------------------------------------------------------------------------

     To the respondent[s] above named and described, in possession of the premises hereinafter described or claiming possession thereof:
     PLEASE TAKE NOTICE that a hearing at which you must appear will be held at the Civil Court of the City of New York, Non-Housing Part to be held at Part 52, 111 Centre Street, New York, New York

County  of New  York on  _______________________  19___  at 9:30  am/pm,  on the
annexed petition of ____________________________________ which prays for a final judgment of eviction, awarding to the petitioner the possession of premises designated and described as follows: all offices on the 24th floor, at 680 Fifth Avenue, New York, New York City of New York, County of New York and further granting to the petitioner such other and further relief as is demanded in the petition, which you must answer.

     *TAKE NOTICE also that demand is made in the petition herein for judgment against you, the respondent, for the sum of $___________________________________
with interest thereon from ______________________________ 19___.

     TAKE NOTICE that your answer may set forth any defense or counterclaim you may have against the petitioner.

     TAKE NOTICE also that if you shall fail at such time to interpose and establish any defense that you may have to the allegations of the petition, you may be precluded from asserting such defense or the claim on which it is based in any other proceeding or action.

     **TAKE NOTICE also that your answer may be made at the time of hearing specified above unless this Notice of Petition is served upon you on or before ________________________________ 19___ in which event you must answer at least 3 days before the petition is noticed to be heard, either orally before the clerk of the court at his or her office or in writing by serving a copy thereof upon the undersigned attorney for the*** petitioner, and by filing the original of such written answer with proof of service thereof in the office of the clerk at least 3 days before the time the petition is noticed to be heard; in addition thereto, you must appear before the court at the time and place hereinabove set forth for the hearing.









     TAKE NOTICE that your failure to appear and answer may result in final judgment by default for the petitioner in the amount demanded in the petition.

Dated:
BROWN RAYSMAN MILLSTEIN FELDER & STEINER LLP

By:
---------------------------------------     ------------------------------------
       Attorney(s) for Petitioner
Office & Post Office Address, Telephone
120 West 45th Street
New York, New York 10036
(212) 944-1515

*Delete if inapplicable.
**Delete this  paragraph if the Notice of Petition is not served at least 8 days prior to the return date.
***If the petitioner appears in person, strike out the words, "undersigned attorney for the."

CIVIL COURT OF THE CITY OF NEW YORK
COUNTY OF NEW YORK
------------------------------------X

680 FIFTH AVENUE ASSOCIATES, L.P.,  :  Index No.

                       Petitioner,  :

        -against-                   :  VERIFIED PETITION

CYGNE DESIGN, INC.,                 :

                       Respondent.  :

------------------------------------X

     The petition of 680 Fifth Avenue Associates, L.P., shows that:


     1. Petitioner is a domestic limited partnership and is the owner and landlord of the building known as and located at 680 Fifth Avenue, New York, New York (the "Building").

     2. Respondent is a Delaware corporation and is the tenant of certain office premises located on the sixteenth floor of the Building.

     3. The term for said Premises occupied by Respondent expired on ____________________, 19___, pursuant to a Notice of Termination dated
____________________, 19___, copy of which with proof of service annexed hereto.

     4. Respondent continues in possession of the Premises, without the permission of Petitioner, after the expiration of said term.

     5. The Premises are occupied for business purposes and are not subject to the New York City rent law (rent control) or the rent stabilization law.

     6. Petitioner lacks written information or notice of any address where Respondent has a place of business or principal office other than the address of the property sought to be recovered.

     WHEREFORE, Petitioner requests final judgment:

     (a) awarding possession of the Premises to Petitioner and a judgment for the use and occupancy of the Premises;

     (b) issuance of a warrant to remove respondent from possession thereof; and

     (c) such other and further relief as the Court may deem just and proper.

Dated: New York, New York
       ______________, 1999

                             680 FIFTH AVENUE ASSOCIATES, L.P.
                             Petitioner

                                  VERIFICATION

STATE OF NEW YORK    )
                     ) ss.:
COUNTY OF NEW YORK   )

     KENNETH M. BLOCK, affirms under penalty of perjury that he is one of the attorneys for the petitioner; that he has read the foregoing petition and knows the contents thereof; that the same are true to his own knowledge except as to the matters stated upon information and belief; and as to those matters he believes them to be true.

     The grounds of deponent's belief as to all matters not stated upon deponent's knowledge are as follows: statements and/or records provided by petitioner, its agents and/or employees and contained in the file in the attorney's office. This verification is made pursuant to the provisions of RPAPL 741.

Dated: New York, New York
       ______________, 1999

                                                 -------------------------------
                                                      KENNETH M. BLOCK

                              NOTICE OF TERMINATION


TO:  Cygne Design, Inc.                             680 Fifth Avenue, 16th Floor
     Tenant of Premises:                            New York, New York 10019


     You are hereby notified that, pursuant to paragraph 2.02(a) of the Agreement of Lease dated November __, 1999 between 680 Fifth Avenue Associates, L.P. ("Landlord") and Cygne Design, Inc., Landlord elects to terminate your tenancy of the Premises above described effective ____________________________. Unless you remove from said Premises on ______________________________, the day on which your term expires, Landlord will commence summary proceedings under the statute to remove you from said Premises for the holding over after the expiration of your term.

                             680 FIFTH AVENUE ASSOCIATES, L.P.

                             By: HENSEL FIFTH AVENUE ASSOCIATES, L.P.,
                                 its General Partner

                                 By: HENSEL 680 REALTY CORP.,
                                     its General Partner

                                     By:
                                        ----------------------------------------
                                         Theodore Haft
                                         President

                                    Exhibit E

                            Stipulation of Settlement

                             [to be attached hereto]

CIVIL COURT OF THE CITY OF NEW YORK
COUNTY OF NEW YORK
------------------------------------X

680 FIFTH AVENUE ASSOCIATES, L.P.,  :  Index No.

                       Petitioner,  :

        -against-                   :  STIPULATION OF SETTLEMENT

CYGNE DESIGN, INC.,                 :

                       Respondent.  :

------------------------------------X


     IT IS HEREBY STIPULATED AND AGREED, by and between the parties herein, and their respective attorneys, as follows:

     1. Respondent appears and interposes its answer to the petition as hereinafter set forth in this stipulation.

     2. Respondent admits the allegations in the petition and concedes that it has no defenses thereto.

     3. Respondent acknowledges and consents to the personal and subject matter jurisdiction of this Court.

     4. Respondent consents to the entry of judgment awarding possession of the Premises to petitioner and providing for the issuance of a warrant of eviction forthwith.


Dated: New York, New York
       ______________, 1999

                                  680 FIFTH AVENUE ASSOCIATES, L.P.


                                  By:
                                     ------------------------------
                                     Name:
                                     Title:


                                  CYGNE DESIGN, INC.


                                  By: /s/ Bernard Manuel
                                     ------------------------------
                                     Name: Bernard Manuel
                                     Title: CEO



SO ORDERED:



----------------------------------

                                  VERIFICATION

STATE OF NEW YORK    )
                     ) ss.:
COUNTY OF NEW YORK   )



     On the 24th day of November, 1999, before me personally came Bernard Manuel to be known, who, being by me duly sworn, did depose and say that (s)he resides at 680 Fifth Ave. NY NY 10019; that (s)he is the Chief Executive Officer of CYGNE DESIGN, INC., the corporation described in and which executed the foregoing instrument; and that (s)he signed h__ name thereto by authority of the board of directors of said corporation.


                                                    /s/ Christine A. Corr
                                            ------------------------------------
                                                        NOTARY PUBLIC


                                                      CHRISTINE A. CORR
                                              Notary Public, State of New York
                                                       No. 41-4918087
                                                 Qualified in Oueens County
                                             Commission Expires February 1, 2000